As filed with the Securities and Exchange Commission on November 10, 1998.
                                                     Registration No. 333-
================================================================================

                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ----------------------
                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             ----------------------
                             LIFERATE SYSTEMS, INC.
                 (Name of small business issuer in its charter)

           MINNESOTA                        7373                 41-1682994
  (State or jurisdiction of    (Primary Standard Industrial   (I.R.S. Employer
incorporation or organization)  Classification Code Number)  Identification No.)

                              7210 METRO BOULEVARD
                          MINNEAPOLIS, MINNESOTA 55439
                                 (612) 844-0599
          (Address and telephone number of principal executive offices and principal place of business)
                    -----------------------------------------
                                MARK W. SHEFFERT
                              CHAIRMAN OF THE BOARD
                              7210 METRO BOULEVARD
                          MINNEAPOLIS, MINNESOTA 55439
                                 (612) 844-0599
            (Name, address and telephone number of agent for service)
                                 ---------------
                                   COPIES TO:
                            THOMAS A. LETSCHER, ESQ.
                        OPPENHEIMER WOLFF & DONNELLY LLP
                     3400 PLAZA VII, 45 SOUTH SEVENTH STREET
                              MINNEAPOLIS, MN 55402
                                 (612) 607-7000
                                 ---------------
                APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC:
   FROM TIME TO TIME AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.

                                ----------------
            If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box. [X]
            If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
            If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
            If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
            If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

              ----------------------------------------------------
                         CALCULATION OF REGISTRATION FEE

==============================================================================================================================
 TITLE OF EACH CLASS OF SECURITIES    AMOUNT TO BE        PROPOSED MAXIMUM            PROPOSED MAXIMUM           AMOUNT OF
         TO BE REGISTERED             REGISTERED(1)  OFFERING PRICE PER SHARE(2)  AGGREGATE OFFERING PRICE   REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------------
Common Stock, no par value.........     325,000               $.015625                    $5,078.13               $1.41
==============================================================================================================================

(1) The amount to be registered hereunder consists of an aggregate of 325,000 shares of Common Stock to be sold by selling shareholders.
(2) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, based upon the last sale of the Registrant's Common Stock on November 6, 1998, as reported in the over-the-counter market.

                             -----------------------
            PURSUANT TO RULE 429 UNDER THE SECURITIES ACT OF 1933, THE PROSPECTUS WHICH CONSTITUTES PART OF THIS REGISTRATION STATEMENT ALSO RELATES TO AN AGGREGATE OF 8,788,000 SHARES OF THE REGISTRANT'S COMMON STOCK REGISTERED ON FORM SB-2, REGISTRATION NO. 333-42155, AS FILED WITH THE COMMISSION ON DECEMBER 12, 1997 AND DECLARED EFFECTIVE ON DECEMBER 19, 1997, PURSUANT TO WHICH A REGISTRATION FEE OF $1,425.86 WAS PREVIOUSLY PAID, AND AN AGGREGATE OF 8,000,000 SHARES OF THE REGISTRANT'S COMMON STOCK REGISTERED ON FORM SB-2, REGISTRATION NO. 333-47361, AS FILED WITH THE COMMISSION ON FEBRUARY 27, 1998 AND DECLARED EFFECTIVE ON APRIL 29, 1998 FOR WHICH A REGISTRATION FEE OF $1,622.50 WAS PREVIOUSLY PAID.

            THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO
SECTION 8(a), MAY DETERMINE.

================================================================================

PROSPECTUS

                                17,113,000 SHARES

                             LIFERATE SYSTEMS, INC.

                                  COMMON STOCK

                             -----------------------

This Prospectus relates to the offer and sale of 17,113,000 shares of Common Stock of LifeRate Systems, Inc. by certain shareholders of the Company as described under the heading "Selling Shareholders." The shares being offered by the Selling Shareholders hereunder consist of: (a) 8,394,000 outstanding shares of Common Stock issued in connection with the Company's November 1997 equity financing, (b) 8,394,000 shares of Common Stock issuable upon the exercise of warrants issued in connection with the Company's November 1997 equity financing, and (c) 325,000 outstanding shares of Common Stock issued in connection with the settlement of a claim against the Company.


The Company will not receive any part of the proceeds from the sale of the shares by the Selling Shareholders pursuant to this Prospectus. The Company will, however, pay all the expenses of registering the shares, except for any selling expenses incurred by the Selling Shareholders in connection with this offering, such as fees and commissions the Selling Shareholders may pay to broker-dealers. The Selling Shareholders may offer and sell the shares from time to time directly or through agents or to or through broker-dealers. See "Use of Proceeds," "Selling Shareholders" and "Plan of Distribution."

PURCHASING THE SHARES OF COMMON STOCK BEING OFFERED UNDER THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK AND MAY NOT BE APPROPRIATE FOR INVESTORS WHO CANNOT AFFORD TO LOSE THEIR ENTIRE INVESTMENT. SEE "RISK FACTORS" BEGINNING ON PAGE 5 OF THIS PROSPECTUS.


The Company's Common Stock is currently traded in the over-the-counter market on the NASD "Electronic Bulletin Board" under the symbol "LRSI." As a result, there may be a limited market for the shares which could adversely affect your ability to sell the shares and the price at which you will be able to sell the Shares. On November 6, 1998, the closing bid price of the Common Stock in the over-the-counter market was $.015625 per share.


NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.



                             -----------------------


                 THE DATE OF THIS PROSPECTUS IS ________, 1998.

                                TABLE OF CONTENTS


WHERE YOU CAN GET MORE INFORMATION.............................................1

PROSPECTUS SUMMARY.............................................................1

RISK FACTORS...................................................................3

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS.......................7

USE OF PROCEEDS................................................................7

CAPITALIZATION.................................................................8

SELECTED FINANCIAL DATA........................................................9

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
     AND RESULTS OF OPERATIONS................................................10

BUSINESS......................................................................16

MANAGEMENT....................................................................18

COMPENSATION AND OTHER BENEFITS...............................................21

CERTAIN TRANSACTIONS..........................................................25

PRINCIPAL SHAREHOLDERS AND BENEFICIAL OWNERSHIP OF MANAGEMENT.................32

SELLING SHAREHOLDERS..........................................................34

PLAN OF DISTRIBUTION..........................................................37

DESCRIPTION OF SECURITIES.....................................................38

VALIDITY OF SHARES............................................................41

EXPERTS.......................................................................41

INDEX TO FINANCIAL STATEMENTS................................................F-1

INFORMATION NOT REQUIRED IN PROSPECTUS......................................II-1

                       WHERE YOU CAN GET MORE INFORMATION

            The Company is a reporting company under the Securities Exchange Act of 1934 and, consequently, files reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC"). You may read and copy these reports, proxy statements and other information at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. You can request copies of these documents by writing to the SEC and paying a fee for the copying costs. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference rooms. The Company's SEC filings are also available at the SEC's Web site at http://www.sec.gov.

            This Prospectus is a part of a Registration Statement on Form SB-2 the Company filed with the SEC. You can obtain or examine the Registration Statement without charge at the SEC's offices or on the SEC's Web site. You can obtain copies of the Registration Statement from the SEC upon payment of a prescribed fee. You can also download or print the Registration Statement from the SEC's Web site for no charge.

            In purchasing the shares under this Prospectus, you should rely only on the information provided to you in this Prospectus. The Company has not authorized anyone else to provide you with different information. Neither the Company nor any of the Selling Shareholders is making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this Prospectus is accurate as of any date other than the date on the front of the document.

                               PROSPECTUS SUMMARY

            BECAUSE THIS IS A SUMMARY, IT DOES NOT CONTAIN ALL THE INFORMATION THAT MAY BE IMPORTANT TO YOU. YOU SHOULD READ THE ENTIRE PROSPECTUS CAREFULLY BEFORE YOU DECIDE TO PURCHASE THE SHARES OF COMMON STOCK BEING OFFERED HEREBY. PURCHASING THE SHARES OF COMMON STOCK IS SPECULATIVE AND INVOLVES A HIGH DEGREE OF RISK. THEREFORE, YOU SHOULD CAREFULLY CONSIDER THE INFORMATION SET FORTH UNDER THE HEADING "RISK FACTORS."

                                   THE COMPANY

            LifeRate Systems, Inc. is a development stage company founded in 1990 to develop a computer system that could help physicians respond to the fee discount demands from managed care organizations. Since 1990, the Company had been developing a set of software-based information products designed to enable healthcare providers to evaluate and demonstrate the quality and cost effectiveness of the medical care they deliver. The Company had been marketing these software products since late 1995. After eight years of continuing losses from operations, the Company ceased its business operations in August 1998. The Company's Chief Executive Officer resigned, and the Company reduced staff to three full-time and one part-time employees. Although the Company is continuing to service its existing customers, it is not marketing or selling its products. Accordingly, the Company does not expect to generate any meaningful amount of revenue. The Company is currently winding down its business, reducing expenses, collecting receivables and negotiating the termination or satisfaction of all of its remaining obligations. In August 1998, the Company retained Manchester Financial Group, Inc., a local investment banking firm, to explore strategic options for the Company. The Company is actively seeking buyers for its technology and merger candidates. See "Business" and "Certain Transactions."

            The Company was incorporated in Minnesota in July 1990. The Company's principal executive offices are located at 7210 Metro Boulevard, Minneapolis, Minnesota 55439, and its telephone number at that location is (612) 844-0599.


                                  RISK FACTORS

            Purchasing the shares of Common Stock being offered hereby is speculative and involves a high degree of risk. See "Risk Factors."


                                  THE OFFERING

Common Stock offered by the Selling Shareholders....... 17,113,000 shares (including 8,394,000 shares issuable pursuant to the exercise of certain
                                                        warrants held by the Selling Shareholders)

Common Stock outstanding before the offering........... 13,272,000 shares

Common Stock to be outstanding after the offering...... 21,666,000 shares based on all shares offered under this Prospectus (assuming exercise of all
                                                        of the warrants held by the Selling Shareholders
                                                        and no further issuances by the Company)

Use of Proceeds........................................ The Company will not receive any of the proceeds from the sale of the shares offered
                                                        hereby. See "Use of Proceeds."

                             SUMMARY FINANCIAL DATA

                                                                                                             JULY 18, 1990
                                                                                                               (DATE OF
                                                                                  SIX MONTHS ENDED           INCEPTION) TO
                                      YEAR ENDED DECEMBER 31,                         JUNE 30,                  JUNE 30,
                        -----------------------------------------------    ------------------------------       --------
                              1995            1996             1997             1997             1998             1998
                              ----            ----             ----             ----             ----             ----
STATEMENT OF                                                (RESTATED)                        (RESTATED)       (RESTATED)
OPERATIONS DATA:
Net revenues .......... $    263,300     $    615,700     $    620,300     $    243,600     $    395,500     $  2,206,100
Operating expenses ....    5,883,300        9,893,600        4,984,300        2,650,400        1,671,600       23,755,400
Interest income and
other, net ............       97,000          261,900           34,000           24,000           46,000          447,600
Interest expense.......       29,300            6,300          299,300           71,700           19,600          355,900
Net loss from
  continuing
  operations........... $ (5,595,300)    $ (9,873,500)    $ (5,162,100)    $ (2,975,100)    $ (1,694,400)    $(23,964,800)
Net loss per share
  from continuing
  operations -
  basic and diluted .....      (2.66)           (2.61)    $      (1.18)    $      (0.78)    $      (0.14)    $      (9.93)

                                                    DECEMBER 31,                                JUNE 30,
                                  --------------------------------------------     -------------------------------
                                       1995            1996            1997             1997             1998
                                       ----            ----            ----             ----             ----
BALANCE SHEET DATA:                                                 (RESTATED)                        (RESTATED)
Working capital ..............    $  6,759,700    $  1,833,600    $    787,100     $   (847,700)    $  1,458,100
Total assets .................       8,403,700       3,076,300       1,544,800        1,260,000        1,865,600
Total liabilities ............       1,259,400       2,923,900       3,598,800        4,043,500        3,658,100
Shareholders' equity (deficit)       7,144,300         152,400      (2,054,000)      (2,783,500)      (1,792,500)

                                  RISK FACTORS


            PURCHASING THE SHARES OF COMMON STOCK OFFERED BY THE SELLING SHAREHOLDERS UNDER THIS PROSPECTUS IS SPECULATIVE AND INVOLVES A HIGH DEGREE OF RISK AND MAY NOT BE APPROPRIATE FOR INVESTORS WHO CANNOT AFFORD TO LOSE THEIR ENTIRE INVESTMENT. PROSPECTIVE PURCHASERS OF THE SHARES OFFERED HEREBY SHOULD BE FULLY AWARE OF THE FOLLOWING RISK FACTORS, AMONG OTHERS, AND SHOULD CAREFULLY REVIEW THE INFORMATION AND FINANCIAL STATEMENTS CONTAINED ELSEWHERE IN THIS PROSPECTUS.

            THIS PROSPECTUS CONTAINS CERTAIN FORWARD-LOOKING STATEMENTS. FOR THIS PURPOSE, ANY STATEMENTS CONTAINED IN THIS PROSPECTUS THAT ARE NOT STATEMENTS OF HISTORICAL FACT MAY BE DEEMED TO BE FORWARD-LOOKING STATEMENTS. WITHOUT LIMITING THE FOREGOING, WORDS SUCH AS "MAY," "WILL," "EXPECT," "BELIEVE," "ANTICIPATE," "ESTIMATE" OR "CONTINUE" OR THE NEGATIVE OR OTHER VARIATIONS THEREOF OR COMPARABLE TERMINOLOGY ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS. THESE STATEMENTS BY THEIR NATURE INVOLVE SUBSTANTIAL RISKS AND UNCERTAINTIES, AND ACTUAL RESULTS MAY DIFFER MATERIALLY DEPENDING ON A VARIETY OF FACTORS, INCLUDING THOSE DESCRIBED BELOW.

            OPERATING LOSSES; ACCUMULATED DEFICIT. The Company was formed in July 1990, and has had revenues of only approximately $2,206,100 to date. The Company has experienced net losses from its operations since its inception. In 1995, 1996 and 1997, the Company experienced losses of $5,595,300, $9,873,500 and $4,962,100, respectively. In the six months ended June 30, 1998, the Company experienced a loss of $1,694,400. These losses, and the losses incurred since 1990, have resulted in an accumulated deficit of approximately $23,764,800 as of June 30, 1998. The report of the Company's independent auditors on the Company's financial statements for the year ended December 31, 1997 contains an explanatory paragraph which states that the Company's recurring losses and negative cash flow from operations raises substantial doubt about its ability to continue as a going concern. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business."

            NO CURRENT OPERATIONS; DEPENDENT UPON SALE OR MERGER. After eight years of continuing losses from operations, the Company ceased its business operations in August 1998. The Company's Chief Executive Officer resigned, and the Company reduced staff to three full-time and one part-time employees. Although the Company is continuing to service its existing customers, it is not marketing or selling its products. Accordingly, the Company does not expect to generate any meaningful amount of revenue. The Company is currently winding down its business, reducing expenses, collecting receivables and negotiating the termination or satisfaction of all of its remaining obligations. In addition, the Company is negotiating to convert outstanding indebtedness of approximately $3,250,000 into Common Stock. In August 1998, the Company retained Manchester Financial Group, a local investment banking firm, to explore strategic options for the Company. The Company is actively seeking buyers for its technology and merger candidates. There can be no assurance that the Company will be successful in terminating or satisfying all of its obligations or converting any portion of outstanding indebtedness into Common Stock. Further, there can be no assurance that the Company will be successful in selling its technology or merging with another entity. If the Company is unable to successfully complete these activities, it may be forced to seek protection under the bankruptcy laws. At September 30, 1998, the Company had $663,100 in cash and cash equivalents. The Company estimates that its current cash balances will be sufficient to fund its minimal operations for the foreseeable future. However, the Company's cash balance will not be sufficient to meet its obligations unless it is able to convert outstanding indebtedness into Common Stock. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business."

            POTENTIAL CONFLICTS OF INTEREST. On August 20, 1998, the Company entered into an Engagement Agreement with Manchester Financial Group, Inc. ("MFGI"), an affiliate of Manchester Companies, Inc.

("MCI"). Mark W. Sheffert, the Chairman of the Board of Directors of the Company, is the Chairman of the Board, Chief Executive Officer and controlling shareholder of MCI. For this reason, the Engagement Agreement and the Retainer Agreement described below were approved by the disinterested members of the Company's Board of Directors. Under the Engagement Agreement, the Company has retained MFGI for a minimum period of six months as the Company's exclusive agent to assist it with a merger, sale, exchange, combination or any similar transaction related to the Company. The Company has agreed to pay MFGI a retainer of $10,000 per month and a success fee if the Company completes a transaction. In addition, on August 22, 1998, the Company entered into a Retainer Agreement with Manchester Business Services, Inc. ("MBSI"), an affiliate of MCI. Under the Retainer Agreement, the Company retained MBSI to provide an interim Chief Executive Officer and to oversee the wind-down of the Company's operations pending the sale or merger of the Company. See "Certain Transactions."

            Minnesota law provides that a contract or other transaction between a corporation and one of its directors, or between a corporation and an organization in or of which one of its directors is a director, officer or legal representative or has a material financial interest (a "Related Party Contract") is not void or voidable if the material facts as to the contract or transaction and as to the director's interest are fully disclosed or known to the Board of Directors, and the Board in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors constitute less than a quorum. Management's current policy is to permit the Company to enter into Related Party Contracts so long as such contracts would not be void or voidable under Minnesota law. Accordingly, with respect to each of the Related Party Contracts described above, the Company's Board of Directors is fully aware of the relevant relationships and financial interests involved, and the disinterested Board members have adopted resolutions, in good faith, approving each of the Related Party Contracts. Management may enter into additional Related Party Contracts in the future so long as the Board of Directors is aware of the relationship and financial interest of an officer and director in the contract and the contract is approved by the disinterested directors in good faith. None of the Related Party Contracts described above has been submitted to the shareholders for their approval and the Company does not intend to submit such Related Party Contracts to the shareholders for their approval in the future unless such approval is required by law or by the rules of any regulatory authority (e.g., Nasdaq).

            EFFECTS OF DELISTING FROM NASDAQ SMALL CAP MARKET. Effective with the close of business July 3, 1997, the Company's Common Stock was no longer quoted on the Nasdaq Stock Market because the Company no longer met, and currently does not meet, the minimum net tangible assets and capital and surplus requirements for continued quotation. The Company's Common Stock is currently quoted in the "over-the-counter" market and is eligible to trade on the OTC Bulletin Board. The public trading market for the Company's Common Stock may have been, and may continue to be, adversely affected by this development. In order for the Company's Common Stock to be quoted on the Nasdaq Small Cap Market, the Company will be required to meet initial listing criteria. These criteria require the Company to have at least:

            *     three market makers in the Common Stock,

            *     total net tangible assets of $4.0 million,

            *     a minimum bid price for the Common Stock of $4.00 per share,

            *     300 holders of its Common Stock and

            * 1,000,000 shares of its Common Stock held by non-affiliates, having a market value of $5,000,000 or more.

The Company does not expect to be able to achieve the total net tangible assets qualification standard, the minimum bid price standard or the market value standard in the future. Consequently, the ability of shareholders to sell their shares of the Company's Common Stock may be further impaired, not only in the number of shares which may be bought and sold, but also through delays in the timing of transactions and reduction in security analysts' and the news media's coverage, if any, of the Company.

            APPLICABILITY OF "PENNY STOCK RULES." Federal regulations under the Securities Exchange Act of 1934 regulate the trading of so-called "penny stocks", which are generally defined as any security not listed on a national securities exchange or the Nasdaq Stock Market, priced at less than $5.00 per share and offered by an issuer with limited net tangible assets and revenues. Because the Company's Common Stock trades below $5.00 per share and is not listed on the Nasdaq Stock Market or any national securities exchange, trading, if any, of the Company's Common Stock is subject to the full range of these penny stock rules. Under these rules, broker-dealers must take certain steps prior to selling a "penny stock," which steps include:

            * obtaining financial and investment information from the investor;

            * obtaining a written suitability questionnaire and purchase agreement signed by the investor; and

            * providing the investor a written identification of the shares being offered and the quantity of the shares.

If these penny stock rules are not followed by the broker-dealer, the investor has no obligation to purchase the shares. The application of these rules makes it more difficult for broker-dealers to sell the Company's Common Stock. In addition, shareholders of the Company may have difficulty in selling their shares in the future in the secondary trading market.

            UNDESIGNATED PREFERRED STOCK; ANTI-TAKEOVER PROVISIONS. The Board of Directors of the Company is authorized to issue undesignated preferred stock in one or more series, and to determine the preferences, rights and limitations of each series without any vote or action of the shareholders of the Company. To date, the Board has not established or issued any undesignated preferred stock and currently has no plan to do so in the foreseeable future. If, however, the Board decides to issue preferred stock that has preferential rights over the Common Stock, such issuance could adversely affect the voting power and other rights of the holders of Common Stock. The Company is subject to certain provisions of the Minnesota Business Corporation Act which limit the voting rights of shares acquired in "control share acquisitions" and restrict certain "business combinations." Additionally, pursuant to the purchase agreement entered into by the Company in connection with the November 1997 equity financing, so long as the investor parties to such agreement own or have the right to acquire an aggregate of 20% or more of the then outstanding shares of Common Stock, the Company may not, without the prior written consent of certain of such investors enter into certain business combinations. The Board's ability to issue undesignated preferred stock, the foregoing provisions of the Minnesota Business Corporation Act and such provisions in the purchase agreement could, in certain circumstances, have the effect of delaying or preventing a change in control of the Company.

            CONTROL BY CERTAIN PERSONS. Special Situations Private Equity Fund, L.P., Special Situations Cayman Fund, L.P. and Special Situations Fund III, L.P. (collectively, the "Funds") and Medtronic, Inc. currently beneficially own approximately 56% and 5% of the Company's outstanding Common Stock, respectively. The Funds and Medtronic each have a designee who serves on the Board of Directors. In addition, Miller, Johnson & Kuehn Incorporated has the right to designate a person to serve on the Board of Directors. Accordingly, these shareholders, individually and as a group, will be able to influence the outcome of shareholder votes, including votes concerning election of directors, the adoption or amendment of provisions in the Company's Amended and Restated Articles of Incorporation and Amended and Restated Bylaws and the approval of certain mergers or other similar transactions. Such control by existing shareholders could have the effect of delaying, deferring or preventing a change in control of the Company. See "Principal Shareholders and Beneficial Ownership of Management."

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

            The Company's Common Stock currently trades in the over-the-counter market on the NASD "Electronic Bulletin Board" under the symbol "LRSI." From January 1, 1996 to July 3, 1997, the Common Stock was traded on The Nasdaq Small Cap Market. See "Risk Factors -- Effects of Delisting from Nasdaq Small Cap Market." The following table shows the high and low bid and asked prices of the Common Stock for the periods indicated as reported by Nasdaq from January 1, 1996 through July 3, 1997 and by the OTC Bulletin Board, thereafter. These quotations reflect inter-dealer prices, without retail markup, markdown or commission and may not necessarily represent actual transactions.

                                                           HIGH:         LOW:
              1996:
              First quarter                              $ 11 7/8     $  9  5/8

              Second quarter                             $ 10 1/4     $  7 15/32

              Third quarter                              $  8         $  3  7/8

              Fourth quarter                             $  5 1/8     $  1  3/4

              1997:
              First quarter                              $  3 5/8     $  2  1/2

              Second quarter                             $  2 5/8     $     3/4

              Third quarter                              $  2         $     3/8

              Fourth quarter                             $  1 3/16    $     3/8

              1998:
              First quarter                              $    3/4     $   25/64

              Second quarter                             $   43/64    $   15/64

              Third quarter                              $   27/64    $    1/16

              Fourth quarter (through October 15, 1998)  $    1/8     $    1/32

            As of October 15, 1998, there were approximately 137 record holders of the Company's Common Stock. The Company has never paid cash dividends on the Common Stock and has no plans to pay cash dividends in the future.


                                 USE OF PROCEEDS

            All of the shares of Common Stock offered hereby are being offered by the Selling Shareholders for their own accounts. The Company will not receive any proceeds from the sale of the shares by the Selling Shareholders.

                                 CAPITALIZATION

            The following table sets forth the capitalization of the Company as of June 30, 1998:

                                                                JUNE 30, 1998(1)
                                                                ----------------

Long-term obligations:                                             $3,106,500

Shareholders' equity:

            Preferred Stock, no par value; 1,000,000 shares
            authorized; no shares issued and outstanding                   --

            Common Stock, no par value, 75,000,000 shares
            authorized; 12,487,000 shares issued and outstanding   21,972,300

            Accumulated deficit                                   (23,764,800)
                                                                  -----------

            Total shareholders' equity (deficit)                   (1,792,500)
                                                                  -----------

Total long-term obligations and shareholders' equity:              $1,458,100
                                                                  ===========

------------------------

(1) Excludes an aggregate of (a) 11,355,118 shares of Common Stock issuable upon exercise of options, warrants or conversion of convertible promissory notes outstanding as of June 30, 1998, and (b) 785,000 shares of Common Stock issued subsequent to June 30, 1998.

                             SELECTED FINANCIAL DATA


            The following selected financial data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the financial statements and notes thereto included elsewhere in this Prospectus. The statement of operations data set forth below for the years ended December 31, 1995, 1996 and 1997 and the period from July 18, 1990 (date of inception) to December 31, 1997 and the balance sheet data at December 31, 1996 and 1997 are derived from the financial statements audited by Ernst & Young LLP included elsewhere in this Prospectus. The balance sheet data set forth below at December 31, 1995 are derived from audited financial statements not included in this Prospectus. The selected financial data as of and for the six months ended June 30, 1997 and 1998 have been derived from unaudited financial statements of the Company which, in the opinion of management, include all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of such data. The results of operation for the six months ended June 30, 1998 are not necessarily indicative of the results of operations to be expected for the entire year ending December 31, 1998.

                                                                                                                    JULY 18, 1990
                                                      YEAR ENDED                          SIX MONTHS ENDED            (DATE OF
                                                     DECEMBER 31,                              JUNE 30,             INCEPTION) TO
                                    --------------------------------------------    ----------------------------       JUNE 30,
                                         1995            1996            1997            1997            1998            1998
                                         ----            ----            ----            ----            ----            ----
STATEMENT OF OPERATIONS DATA:                                         (RESTATED)                      (RESTATED)      (RESTATED)
Net Revenues ....................   $    263,300    $    615,700    $    620,300    $    243,600    $    395,500    $  2,206,100

Operating expenses:
   Sales and marketing ..........      2,525,800       1,738,000       1,279,700         765,000         354,500       6,310,000
   Research and development .....      2,104,500       5,309,900       1,302,100         742,000         553,800       9,398,200
   General and administrative ...      1,253,000       2,845,700       2,402,500       1,143,400         763,300       8,047,200

Interest income .................         97,000         261,900          34,000          24,000          46,000         447,600
Interest expense and other, net .         29,300           6,300         299,300          71,700          19,600         355,900
Net loss from continuing
  operations.....................   $ (5,595,300)   $ (9,873,500)   $ (5,162,100)   $ (2,975,100)   $ (1,694,400)   $(23,964,800)
Extraordinary item -
debt restructuring ..............             --              --         200,000              --              --         200,000
Net loss ........................   $ (5,595,300)   $ (9,873,500)   $ (4,962,100)   $ (2,975,100)   $ (1,694,400)   $(23,764,800)

Net loss per share from
  continuing operations -
  basic and diluted .............   $      (2.66)   $      (2.61)   $      (1.18)   $      (0.78)   $      (0.14)   $      (9.93)
Net loss per share - basic
  and diluted ...................   $      (2.66)   $      (2.61)   $      (1.13)   $      (0.78)   $      (0.14)   $      (9.84)

Weighted average number of
shares of common stock
outstanding .....................      2,105,811       3,783,931       4,387,405       3,819,708      11,818,333       2,413,922
                                    ============    ============    ============    ============    ============    ============

                                                     DECEMBER 31,                            JUNE 30,
                                     -----------------------------------------    -----------------------------
                                         1995           1996           1997            1997            1998
                                         ----           ----           ----            ----            ----
BALANCE SHEET DATA:                                                 (RESTATED)                      (RESTATED)
   Current assets ...............   $  7,915,900   $  2,337,100   $  1,102,200    $    689,000    $  1,473,100
   Total assets .................      8,403,700      3,076,300      1,544,800       1,260,000       1,865,600
   Current liabilities ..........      1,156,200        503,500        315,100       1,536,700         407,500
   Total liabilities ............      1,259,400      2,923,900      3,598,800       4,043,500       3,658,100
   Shareholders' equity (deficit)      7,144,300        152,400     (2,054,000)     (2,783,500)     (1,792,500)

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS


INTRODUCTION

            LifeRate Systems, Inc. is a development stage company founded in 1990 to develop a computer system that could help physicians respond to the fee discount demands from managed care organizations. Since 1990, the Company had been developing a set of software-based information products designed to enable healthcare providers to evaluate and demonstrate the quality and cost effectiveness of the medical care they deliver. The Company had been marketing these software products since late 1995. After eight years of continuing losses from operations, the Company ceased its business operations in August 1998. The Company's Chief Executive Officer resigned, and the Company reduced staff to three full-time and one part-time employees. Although the Company is continuing to service its existing customers, it is not marketing or selling its products. Accordingly, the Company does not expect to generate any meaningful amount of revenue. The Company is currently winding down its business, reducing expenses, collecting receivables and negotiating the termination or satisfaction of all of its remaining obligations. The Company's operating expenses are currently approximately $110,000 per month.

RESULTS OF OPERATIONS

SIX MONTHS ENDED JUNE 30, 1998 AND 1997

            Revenues for the six-month period ended June 30, 1998 totaled $395,500, an increase of $151,900, or 62%, over the same period one year ago. Revenues consisted of $304,700 of installation and interface fees and $90,800 of recurring license fees for the six months ended June 30, 1998. Revenues for the six months ended June 30, 1997 totaled $243,600 and consisted of $150,000 of development fees, recurring fees of $92,800 and miscellaneous revenue of $800.

            During 1997, the Company implemented a cost reduction program to reduce levels of expenditures and converse cash funds. As part of this cost reduction program, the Company reduced employee head count during 1997 in order to more effectively match expenses with revenues. During the second quarter of 1998, the Company decreased its employee head count further in order to more effectively match expenses with revenue levels.

            Cost of revenues was $444,700 and $520,600 for the six months ended June 30, 1998 and 1997, respectively. Amortization of capitalized software development costs included in cost of revenues was $16,200 and $50,400 for the six months ended June 30, 1998 and 1997, respectively. Royalty expense included in cost of sales was $0 and $14,900 for the six months ended June 30, 1998 and 1997, respectively.

            Sales and marketing expense was $354,500 for the six months ended June 30, 1998. This compares to $765,000 for the six months ended June 30, 1997. Expenses for the six months ended June 30, 1998 have declined compared to the same period last year due to the cost reduction program mentioned above which resulted in reductions in payroll expenses, travel expenses and other sales and marketing expenses.

            Research and development expenses for the six months ended June 30, 1998 were $553,800 compared to $742,000 for the six months ended June 30, 1997. The Company capitalizes software development costs after technological feasibility is achieved on new products and enhancements to existing products. In the first quarter of 1998, the Company capitalized $84,600 of development costs. No development costs were capitalized in the second quarter of 1998 or for the first six months of 1997. Research and development costs decreased from one year ago due to the cost reduction program mentioned above. The cost reduction program resulted in reductions in payroll, travel and other development expenses. These decreases were partially offset by increased consulting expense related to new product development for the six months ended June 30, 1998.

            General and administrative expenses were $763,300 and $1,143,400 for the six months ended June 30, 1998 and 1997, respectively. Expenses for 1998 are lower in the areas of payroll and travel expenses due to the cost reduction program mentioned above offset by the additional bad debt expense of $161,000 recorded in the second quarter.

            Interest income and other income and expenses were $46,000 and $24,000 for the six months ended June 30, 1998 and 1997, respectively. Changes in interest income are due to fluctuations in the Company's cash balances. The Company completed a significant equity financing in January 1998.

            Interest expense was $9,900 and $71,700 for the six months ended June 30, 1998 and 1997, respectively. The decrease is a result of the November 1997 restructuring of the convertible subordinated notes payable issued by the Company during 1997 to be non-interest bearing notes.

YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

            Revenues in 1997 were $620,300 compared to revenues of $615,700 in 1996. Revenues of $275,000, or 44.3% of total revenue, were generated from development work done for National Jewish Medical and Research Center. Revenues of $100,200, or 16.1% of total revenue, were generated from National Allergy and Asthma System ("NAAS"). Revenues of $97,500, or 15.7% of total revenue, were generated from Washington Heart, a cardiovascular medical center. The remaining $147,600 of 1997 revenues are related to the installation and monthly license fees generated from the Company's cardiovascular outpatient product.

            Revenues for 1996 were $615,700, a $352,400 increase from 1995. Revenues of $349,800, or 56.8% of total revenue, were generated from NAAS. Revenues of $68,200, or 11.1% of total revenue, were generated from two Pfizer, Inc. related cardiovascular outpatient product installations and two Pfizer, Inc. evaluation sites. The Company recognized $25,000, or 4.1% of total revenue, in 1996 from National Jewish Medical & Research Center. The remaining $172,700 of 1996 revenues were related to the installation and monthly license fees generated from the Company's cardiovascular outpatient product and other development work. The revenue increase in 1996 was primarily due to fees from NAAS and an increase in the number of customer installations of the Company's products.

            During the first quarter of 1997, the Company implemented a cost reduction program to reduce levels of expenditures and conserve cash funds. As part of this cost reduction program, the Company reduced employee head count during 1997 in order to more effectively match expenses with revenues.

            Cost of revenues in 1997 was $532,800, a $318,400 decrease from 1996. The 1997 expense consists of $50,500 in amortization of software development costs, $36,500 of royalty expense and $445,800 of customer support expenses. Customer support expenses declined in 1997 as a result of the cost reduction program described above.

            Cost of revenues in 1996 was $851,200, a $808,200 increase from 1995. The expense in 1996 consists of $100,800 in amortization of software development costs, $46,100 in royalty expenses, and

$704,300 of customer support expenses. In 1995, no royalty or software development amortization costs were incurred. Customer support expenses were not significant in 1995 as the Company's first commercial sales of the outpatient product were not made until December 1995.

            Cost of revenues in future periods will continue to be affected by royalty payments. As described in Note 11 to the financial statements, in March 1997 the Company completed a modified agreement with Dr. Furnary. Beginning in 1999 the Company is obligated to pay royalties in the amount of 3.0% on all gross revenues (as defined in the agreement) up to $100,000,000 and, thereafter, 3.6% on all gross revenues. Through March 31, 1997, the Company was obligated to pay royalties of 7.5% of gross revenues under the prior agreement with Dr. Furnary. In March 1997, the Company also issued a convertible subordinated note to The Atlanta Cardiology Group, P.C. ("ACG") in the principal amount of $2,250,000 in exchange for the cancellation of the royalty agreement with ACG, which required the Company to pay royalties to ACG at the rate of 10% of gross sales of the Company's cardiology system and 2% of all database sales. The Company incurred royalty expenses of $36,500, $46,100 and $0 in 1997, 1996 and 1995, respectively, under these agreements.

            Sales and marketing expense in 1997 was $1,279,700, a $458,400, or 26.4% decrease from 1996 expense of $1,738,000. Sales and marketing expense in 1996 declined $787,800, or 31%, from 1995. During 1995, Clinical Sales and Service, Inc. ("CSSI") provided substantially all of the Company's sales, marketing and clinical support functions. During the first quarter of 1996, the employees of CSSI became employees of the Company. Sales and marketing expense declined in 1997 compared to 1996 as a result of the cost reduction program described above and one-time costs associated with the integration of CSSI in 1996.

            During 1997, research and development efforts were focused on a new release of the outpatient modules for cardiovascular and asthma and allergy, continued development of the cardiac catheterization laboratory product and development work under the agreement with National Jewish Medical and Research Center. Research and development expenses in 1997, which consist primarily of payroll and related benefit expenses, totaled $1,302,100, a decrease of $4,007,800 or 75.5% from 1996. The reduction in expenses was due to the cost reduction program described above and one-time expenses incurred in 1996 of $3,174,000, which are described below. Research and development activities in 1996 were focused on completion of LifeRate's core software system and outpatient modules for cardiovascular and asthma and allergy. Additional functionality was added to the core system in 1996 to increase the operational benefit of using the system. Research and development expenses in 1996 were $5,309,900, an increase of $3,205,400, or 152.3%, from 1995. The 1996 increase mainly reflects the costs to cancel a royalty agreement with ACG and to modify a royalty agreement with Dr. Furnary. The Company issued a $2,250,000 convertible subordinated note to ACG in exchange for canceling the ACG agreement and in consideration for the prior development and implementation work provided by ACG. In connection with the modification of the royalty agreement with Dr. Furnary, the Company granted Dr. Furnary options to purchase shares of common stock for services rendered. The fair value of these options at the date of grant using a Black-Scholes option pricing model was $924,000. These two transactions resulted in additional research and development expenses of $3,174,000 in 1996.

            The Company capitalizes software development costs in accordance with the provisions of Financial Accounting Standards Board Statement No. 86. In the second quarter of 1995, the Company began capitalizing software development costs after achieving technological feasibility on the core LifeRate system. A total of $751,000 of development costs was capitalized during 1995. The Company recorded a writedown of approximately $600,000 in the fourth quarter of 1995 due to a decrease in the net realizable value of the capitalized costs because of significant enhancements to the core system planned in 1996. These enhancements have been released in 1996 as part of ongoing product maintenance. No software development costs were capitalized in 1996 and 1997 for the core LifeRate

System, as the efforts were on enhancements released to customers when technological feasibility was obtained. In 1997, the Company capitalized $28,600 of development costs related to development of the Company's CLE product, an entry-level cardiac catheterization laboratory product that was released for sale in January 1998.

            General and administrative expenses were $2,402,500 in 1997, a decrease of $443,200 or 15.6% from 1996. The decrease was due to the cost reduction program described above and several one-time expenses incurred in 1996. General and administrative expenses were $2,845,700 in 1996, an increase of $1,592,700, or 127.1% from 1995 expenses of $1,253,000. The 1996 increase reflects the overall higher activity level of the Company plus several one-time expenses. One-time expenses incurred in 1996 include $181,000 for the cancellation penalty on a lease for new office space, $190,000 to settle a lawsuit brought by a former officer of the Company and $50,000 to settle a lawsuit brought by a former employee. The Company also incurred $133,100 in additional legal fees in 1996. These legal expenses were incurred primarily in connection with the management change completed in the second quarter of 1996 and the lease cancellation and lawsuit settlements referred to above. Other increases in general and administrative expenses in 1996 from 1995 which are of a recurring nature were $177,500 in depreciation due to the fixed asset additions made in 1996, $65,000 in insurance premiums due to increased insurance coverage, and $443,700 in increased payroll and related expenses.

            Interest income for 1997, 1996 and 1995 was $34,000, $261,900 and
$97,000, respectively. These changes in interest income primarily reflect increases and decreases in the Company's cash balances during the respective years, as the Company completed significant financings in March 1995, December 1995/January 1996, and November 1997.

            Interest expense for 1997, 1996 and 1995 was $299,300, $6,300 and
$29,300, respectively. The increase in 1997 was due to interest expense accrued on the convertible notes issued in 1997.

            The extraordinary item of $200,000 in 1997 relates to the restructuring of the Company's convertible notes payable as described under "Liquidity and Capital Resources". The extraordinary item represents $200,000 of interest payable that was forgiven.

RESTATEMENT

            The Company has restated previously issued financial results for the year ended December 31, 1997. The restated financial results reflect the correction of an error related to the extraordinary gain recognized from its troubled debt restructuring. The following summarizes the impact of the restatement:

                                                As reported      Restated

              Extraordinary item-debt
                  Restructuring                 $1,312,800       $200,000

              Extraordinary item per share      $      .30       $    .05

              Net loss per share --
                  Basic and diluted             $     (.88)      $  (1.13)

LIQUIDITY AND CAPITAL RESOURCES

            The Company has financed its operations since inception primarily through private and public placement of Common Stock, and, secondarily from revenues.

            In May 1997, the Company issued a convertible promissory note in the principal amount of $1,000,000 to Medtronic, Inc., a shareholder of the Company with a representative that serves on the Company's Board of Directors. Under the original terms of the note, interest was at the prime rate, principal was due upon the earlier of completion of an equity financing raising at least $5,000,000 or November 30,1997, and was convertible, at the option of the holder, into Common Stock at a conversion price equal to the lower of $2.00 or the average per share price in one or more rounds of equity financing raising gross proceeds of at least $5,000,000. In addition, the Company granted Medtronic a warrant to purchase 100,000 shares of Common Stock exercisable at the same price as the conversion price on the note. In connection with the November 1997 equity financing, the Medtronic note was amended to provide that no interest will accrue thereunder and accrued interest will be forgiven, principal will not become due until May 2002 and the conversion price of the note is $1.50 per share. The warrant was also amended to change the conversion price to $.50 per share. The Company is in the process of negotiating an agreement with Medtronic to convert the Medtronic Note into Common Stock of the Company.

            In July 1997, the Company issued additional convertible promissory notes in the amount of $500,000 and warrants in a private placement. The notes accrued interest at the prime rate, were due at the earlier of November 30, 1997 or completion of the next equity financing and were convertible at the lesser of $2.00 per share or the average per share price paid in the next equity financing. In addition, 50,000 warrants were issued to purchasers of the notes at an exercise price of the lesser of $2.00 per share or the average purchase price paid in the next equity financing. In connection with the November 1997 equity financing, the notes were converted to Common Stock at a price of $2.00 per share, accrued interest was forgiven and the warrant conversion price was fixed at $2.00 per share.

            In September, October and November 1997, the Company obtained bridge loans of $258,000 from Miller, Johnson and Kuehn, Inc. while the Company attempted to complete the November 1997 equity financing. After completing the November 1997 equity financing, $206,000 of the notes were repaid in cash and $52,000 of the notes were converted into 104,000 shares of Common Stock at a conversion price of $.50 per share and warrants to purchase 104,000 shares of Common Stock at an exercise price of $1.50 per share.

            In October and November 1997, the Company obtained bridge loans of $46,200 from the Company's Board of Directors. After completion of the November 1997 equity financing, $40,425 of the notes were repaid in cash and $5,775 of the notes were converted into 11,550 shares of Common Stock at a conversion price of $.50 per share.

            In November 1997, the Company entered into a securities purchase agreement whereby the Company agreed to sell up to 9,000,000 shares of Common Stock at prices ranging from $.50 to $.56 per share and warrants to purchase up to 9,000,000 shares of Common Stock at an exercise price of $1.50 per share. In November 1997, 4,290,000 shares of Common Stock were sold under the agreement resulting in net proceeds to the Company of $1,964,400. The agreement provided that if the Company fulfilled certain conditions by January 15, 1998, the Company would issue up to an additional 4,500,000 shares of Common Stock and warrants. The Company satisfied the conditions and in January 1998, the Company sold an additional 4,000,000 shares of Common Stock at prices ranging from $.50 to $.56 per share and warrants to purchase an additional 4,000,000 shares of Common Stock at an exercise price of $1.50 per share. The sale resulted in net proceeds to the Company of $1,955,300. This sale of Common Stock completed the final phase of the November 1997 securities purchase agreement whereby the Company agreed to sell up to 9,000,000 shares of Common Stock and warrants.

            At June 30, 1998 the Company had $1,251,400 in cash and cash equivalents, an increase of $487,200 from December 31, 1997. The increase was due to the sale of Common Stock in January 1998, which resulted in net proceeds to the Company of $1,955,300. During the first six months of 1998, the Company has used $1,356,800 of cash to fund operations, $84,600 to fund capitalized software development costs, $22,900 to purchase capital equipment and $4,400 to make payments on capital leases. The Company does not have significant capital equipment purchase commitments.

            The report of the Company's independent auditors on the Company's financial statements for the year ended December 31, 1997 contains an explanatory paragraph which states that the Company's recurring losses and negative cash flow from operations raises substantial doubt about its ability to continue as a going concern. The Company is in the process of negotiating the termination or satisfaction of all its obligations, including without limitation its customer contracts and lease. In addition, the Company is in the process of negotiating agreements with Medtronic and ACG pursuant to which their promissory notes would be converted into Common Stock of the Company. There can be no assurance that the Company will be successful in terminating or satisfying all of its obligations or converting any portion of outstanding indebtedness into Common Stock. Further, there can be no assurance that the Company will be successful in selling its technology or merging with another entity. If the Company is unable to successfully complete these activities, it may be forced to seek protection under the bankruptcy laws. At September 30, 1998, the Company had $663,100 in cash and cash equivalents. The Company estimates that its current cash balances will be sufficient to fund its minimal operations for the foreseeable future. However, the Company cash balance will not be sufficient to meet its obligations unless it is able to convert outstanding indebtedness into Common Stock.

                                    BUSINESS


OVERVIEW

            LifeRate Systems, Inc. is a development stage company founded in 1990 to develop a computer system that could help physicians respond to the fee discount demands from managed care organizations. Since 1990, the Company had been developing a set of software-based information products designed to enable healthcare providers to evaluate and demonstrate the quality and cost effectiveness of the medical care they deliver. The Company had been marketing these software products since late 1995. After eight years of continuing losses from operations, the Company ceased its business operations in August 1998. The Company's Chief Executive Officer resigned, and the Company reduced staff to three full-time and one part-time employees. Although the Company is continuing to service its existing customers, it is not marketing or selling its products. Accordingly, the Company does not expect to generate any meaningful amount of revenue. The Company is currently winding down its business, reducing expenses, collecting receivables and negotiating the termination or satisfaction of all of its remaining obligations. In August 1998, the Company retained Manchester Financial Group, Inc., a local investment banking firm, to explore strategic options for the Company. The Company is actively seeking buyers for its technology and merger candidates.

ARRANGEMENTS WITH MANCHESTER COMPANIES

            On August 20, 1998, the Company entered into an Engagement Agreement with Manchester Financial Group, Inc. ("MFGI"), an affiliate of Manchester Companies, Inc. ("MCI"). Mark W. Sheffert, the Chairman of the Board of Directors of the Company, is the Chairman of the Board, Chief Executive Officer and controlling shareholder of MCI. For this reason, the Engagement Agreement and the Retainer Agreement described below were approved by the disinterested members of the Company's Board of Directors. Under the Engagement Agreement, the Company has retained MFGI for a minimum period of six months as the Company's exclusive agent to assist it with a merger, sale, exchange, combination or any similar transaction related to the Company. After the initial six-month term, the term of the Agreement will be month-to-month until the Company provides MFGI with written 30-day notice of termination. In the event of a financing, sale, exchange or other disposition of all or a material (more than 25%) portion of the Company, whether accomplished by a sale of assets or stock, by or through the Company and/or its shareholders, or a merger, tender or exchange offer, joint venture equity investment or recapitalization, or any other transaction, the effect of which is to change the control or ownership of the Company, MFGI will be entitled to an accomplishment fee based on a percentage of the total consideration of the transaction. In addition, the Company has agreed to pay MFGI a monthly retainer of $10,000 for the term of the Agreement and to reimburse MFGI for all reasonable out-of-pocket expenses incurred on behalf of the Company. The retainer would be credited against any success fee.

            On August 22, 1998, the Company entered into a Retainer Agreement with Manchester Business Services, Inc. ("MBSI"), an affiliate of MCI. Under the Retainer Agreement, the Company retained MBSI to provide an interim Chief Executive Officer and to oversee the wind-down of the Company's operations pending the sale of the business. F.G. Hamilton, the Company's Acting Chief Executive Officer, is an associate of MBSI and is serving as the Company's Acting Chief Executive Officer under the Retainer Agreement. The term of the Retainer Agreement is month-to-month unless terminated in writing upon 30 days notice by either party. In exchange for such services, the Company has agreed to pay MBSI a monthly fee in the amount of $10,000 and reimburse MBSI for all reasonable out-of-pocket expenses.

PRODUCTS

              Prior to suspending its operations, LifeRate developed and marketed a set of software-based information products designed to enable healthcare providers to evaluate and demonstrate the quality and cost effectiveness of the medical care they deliver. LifeRate's product suite comprised software-based, patient-centered clinical information tools and services used to track a patient throughout the continuum of care. Data collection tools are used to populate a relational data repository that can be queried to analyze the quality and effectiveness of patient care. Using analysis and report generation tools, LifeRate and its customers are able to query the data repository on a variety of parameters, such as drug utilization, treatment effectiveness, complications, functional status, etc. In designing its products, the Company focused on two medical specialties: cardiology and asthma and allergy.

            During 1996, LifeRate completed development of its core software system, including outpatient modules for cardiovascular and asthma and allergy specialties. Although LifeRate's cardiovascular outpatient system was at one point in use by eight cardiovascular practice groups and the asthma and allergy outpatient system was at one point in use by four asthma and allergy practice groups, the Company has terminated most of these relationships and is in the process of negotiating the termination of the remainder of these relationships.

EMPLOYEES

              As of October 15, 1998, the Company had three full-time and one part-time employees including two in management and administration and two in customer support. In addition, F.G. Hamilton, the Company's Acting Chief Executive Officer, has been retained by the Company as an independent contractor under the Retainer Agreement with MBSI.

PROPERTIES

            The Company's facilities are currently located at 7210 Metro Boulevard, Minneapolis, Minnesota 55439 and consist of approximately 10,368 square feet of office space. The Company leases this space pursuant to a lease that provides for rent of approximately $14,000 per month (including operating expenses and real estate taxes) and expires on September 30, 2001. The Company is in the process of negotiating the termination of this lease.

LEGAL PROCEEDINGS

            In February 1998, Curran Partners L.P., John P. Curran and John P. Curran Retirement Trust (collectively, the "Curran Entities") filed a complaint in the Supreme Court of the State of New York, County of New York, naming LifeRate Systems, Inc. and certain other parties as defendants. The complaint contained causes of action against the Company alleging fraud, deceit, negligent misrepresentation and other wrongdoing in connection with a private placement of Common Stock conducted by the Company in December 1995. In September 1998, the parties entered into a Settlement Agreement resolving the suit and releasing all claims.

                                   MANAGEMENT

            The directors and executive officers of the Company as of October 15, 1998 are as follows:

             NAME                      AGE    POSITION
             ----                      ---    --------

             F.G. Hamilton             62     Acting Chief Executive Officer
             Kenneth G. Tarr           41     Acting Chief Financial Officer
             Mark W. Sheffert          51     Director and Chairman of the Board
             Daniel A. Pelak           47     Director
             Mark D. Dixon             32     Director
             Robert N. Riner, M.D.     49     Director

            F.G. HAMILTON. Mr. Hamilton has served as the Company's Acting Chief Executive Officer since August 1998. Mr. Hamilton is serving as the Company's Acting Chief Executive Officer pursuant to a Retainer Agreement between the Company and Manchester Business Services, Inc. Mr. Hamilton has served as a Senior Consultant with MBSI since January 1997. From September 1996 to March 1998, Mr. Hamilton served as President of Lake Country Incorporated, a plastic injection molding company. From November 1994 to March 1996, Mr. Hamilton served as President of Rolco Incorporated, a plastic injection molding company. From October 1993 to March 1995, Mr. Hamilton served as President of Northgate Computer Systems, Inc., a computer manufacturer. From October 1989 to October 1993, Mr. Hamilton served as President of Interlock Structures, Inc., a metal manufacturing company. In addition to serving in these positions, Mr. Hamilton has performed management consulting services for a variety of businesses. Mr. Hamilton received his Bachelor's degree in business administration from the University of Minnesota and is a graduate of the Executive Program at the Graduate School of Business at the University of Minnesota.

            KENNETH G. TARR. Mr. Tarr joined the Company as Controller in September 1997 and became its Chief Financial Officer in April 1998. Prior to joining LifeRate, Mr. Tarr was Controller at Ternes Register System from 1995 to 1997. Prior to that, Mr. Tarr was Controller at Minntech Corporation from 1990 to 1995. Mr. Tarr received his Bachelor of Science degree from the University of Minnesota and became a Certified Public Accountant in 1980.

            MARK W. SHEFFERT. Mr. Sheffert became a director and Chairman of the Board of the Company in January 1998. Mr. Sheffert has over 25 years of financing and financial services experience. He is the founder of Manchester Companies, Inc. ("MCI") whose business is investment banking, corporate restructuring, management consulting and commercial finance. Before founding MCI, Mr. Sheffert was a senior executive with First Bank System, a $28 billion bank holding company where he served in various high-level management capacities and was eventually named one of two President's of First Bank System. Before joining First Bank System, Mr. Sheffert was Chief Operating Officer and Director of North Central Life Insurance Company. Mr. Sheffert serves and has served on the Board of Directors of several public companies, including Telident, Inc. and Medical Graphics Corporation, privately held corporations, and community organizations. Mr. Sheffert is the designee of the Funds elected to the Board, as required by the Purchase Agreement.

            DANIEL A. PELAK. Mr. Pelak has been a director of the Company since January 1996. Mr. Pelak is currently a Vice President of Medtronic, Inc., a multi-national medical device manufacturer. He has been with Medtronic, Inc. since 1976 and has held several key managerial positions. Mr. Pelak served as the Vice President and General Manager of the Nortech Division of Medtronic from 1988 to 1992, and he is currently Vice President of Cardiovascular Marketing at Medtronic. Mr. Pelak was elected to the Board as the designee of Medtronic. See "Certain Transactions."

            MARK D. DIXON. Mr. Dixon became a director of the Company in April 1998. He is the Administrator of Abbott Northwestern Hospital. Mr. Dixon began his career with Abbott Northwestern Hospital in 1984 serving as Operations Vice President and as Executive Director of the Sister Kenny Institute. His responsibilities have included planning, marketing, operations and overall direction for the Cardiovascular, Rehabilitation, Neuroscience and Dialysis programs, as well as numerous other ancillary departments and services. Mr. Dixon received a Bachelor of Science Degree from the University of Minnesota in 1978 and a Master's Degree in Hospital and Health Care Administration in 1984 from the University of Minnesota.

            RONALD N. RINER, M.D. Dr. Riner became a director of the Company in April 1998. Dr. Riner is president of the Riner Group, Inc., an advisory and consulting firm he founded in 1980. Dr. Riner currently serves as a member of the Executive Management Team of the American College of Cardiology and is responsible for business development and vendor relations in the College's efforts at instituting a national data repository for clinical outcomes. A graduate of Princeton University, Dr. Riner attended Cornell University Medical College and received his internship and residency training at The New York Hospital/Memorial Sloan Kettering Cancer Center.

ADDITIONAL INFORMATION ABOUT THE BOARD OF DIRECTORS

            In November 1997, as a condition to the closing of an equity financing transaction, the Company's Board of Directors was reduced from ten directors to five directors, and all of the non-employee directors of the Company, other than Daniel A. Pelak and Kevin L. Roberg, resigned from the Board. In connection with the November 1997 equity financing, the Company also agreed, so long as the Purchasers under the Purchase Agreement, own or have the right to acquire at least 20% of the then outstanding shares of Common Stock, that (a) the Company will maintain the number of directors who constitute the Board of Directors at five; (b) so long as the Funds own at least 2.5% of the then outstanding shares of Common Stock, the Company will maintain on the Board one director nominee to be designated by the Funds; and (c) for a period of three years from the date of the Purchase Agreement, the Company will maintain on the Board of Directors one director nominee to be designated by MJK, which nominee is to be mutually acceptable to the Company and MJK. The Funds designated Mark W. Sheffert as their director under the Purchase Agreement. MJK has not designated its director as of the date hereof. See "Certain Transactions -- November 1997 Equity Financing."

            Kevin L. Roberg resigned from the Board in December 1997.

            On January 21, 1998, the Board of Directors reconstituted the Audit Committee of the Board of Directors to consist solely of Mark W. Sheffert and Daniel A. Pelak, who will act as Chairman of the Audit Committee. In addition, the Board of Directors established a Compensation Committee, which has the responsibility for making recommendations to the Board of Directors concerning the compensation of the Company's directors, determining compensation for the Company's Chief Executive Officer and approving compensation for senior management of the Company and acting on such other matters relating to compensation of directors, officers and senior management. The Compensation Committee is currently comprised of Mark D. Dixon and Dr. Robert N. Riner.

DIRECTOR COMPENSATION

            Prior to 1998, the Company did not pay fees to directors of the Company. The Company generally reimburses directors of the Company for out-of-pocket expenses incurred while attending Board or committee meetings.

            Prior to March 1997, the Company generally granted options to directors to purchase 13,333 shares of Common Stock upon their initial election to the Board. In March 1997, the Company granted to each director options to purchase 2,500 shares of Common Stock, exercisable at $3.00 per share in one third increments on each of the three anniversaries following the March 1997 grant date. See "Report on Repricing of Options."

            In November 1997, as a condition to the closing of the November, 1997 equity financing, all of the non-employee directors of the Company agreed to cancel all options and warrants to purchase shares of Common Stock held by them (except for certain options to purchase an aggregate of 236,333 shares held by APF, LLC and Dr. Anthony P. Furnary and options to purchase 10,000 shares, exercisable at $1.00 per share held by each of William W. Chorske and William D. Knopf, M.D.). See "Certain Transactions -- November 1997 Equity Financing."

            Mr. Chorske received $47,850 for acting as Chairman of the Board of the Company during the period from May to November of 1997.

            On August 7, 1998, the Board of Directors adopted the 1998 Non-Employee Director Stock Plan (the "Director Plan") and reserved an aggregate of 300,000 shares of Common Stock under the Director Plan. The Director Plan has not been implemented, and the Board is currently considering a proposal to terminate the Director Plan without granting any awards thereunder, and paying non-employee directors $1,000 for each Board meeting attended in person and $500 for each Board meeting attended by telephone.

                         COMPENSATION AND OTHER BENEFITS


            The following table sets forth the total compensation for each of the last three fiscal years awarded to or earned by the Chief Executive Officer of the Company and each executive officer of the Company whose total compensation exceeded $100,000 in 1997 (the "Named Executive Officers"). All of the Named Executive Officers are no longer affiliated with the Company.

                           SUMMARY COMPENSATION TABLE

                                                                                              LONG TERM
                                                        ANNUAL COMPENSATION                  COMPENSATION
                                         --------------------------------------------------  ------------
                                                                                              SECURITIES
                                                                             OTHER ANNUAL     UNDERLYING     ALL OTHER
NAME AND PRINCIPAL POSITION              YEAR       SALARY       BONUS      COMPENSATION(1)     OPTIONS     COMPENSATION
---------------------------              ----       ------       -----      ---------------     -------     ------------
                                                                                                                 (2)
                                                                                                                 ---
David J. Chinsky (3)                     1997     $ 78,750     $108,000         $ 11,258        650,000            --
     FORMER PRESIDENT AND CHIEF
     EXECUTIVE OFFICER

William W. Chorske (4)                   1997     $ 88,636     $150,000(5)      $ 47,850         54,917(6)         --
     FORMER PRESIDENT AND CHIEF          1996     $166,667           --         $ 20,000         75,000            --
     EXECUTIVE OFFICER AND FORMER
     CHAIRMAN

John R. Goodrich (7)                     1997     $ 77,000           --               --             --            --
     FORMER INTERIM PRESIDENT AND
     CHIEF EXECUTIVE OFFICER

Paul D. Benson (8)                       1997     $ 95,000     $  7,754               --          8,000      $  2,450
     FORMER SENIOR VICE PRESIDENT,       1996     $ 95,000     $ 20,000               --             --            --
     STRATEGIC BUSINESS DEVELOPMENT      1995     $ 75,000     $ 20,000               --             --            --

------------------------

(1) "Other Annual Compensation" paid to Mr. Chinsky is comprised of an apartment and travel allowance. "Other Annual Compensation" paid to Mr. Chorske in 1997 and 1996 was in connection with his services as Chairman of the Board of the Company.

(2) "All Other Compensation" paid to Mr. Benson is comprised entirely of matching contributions to the Company's 401(k) plan.

(3) David J. Chinsky served as President and Chief Executive Officer from August 1997 through August 1998.

(4) William W. Chorske served as President and Chief Executive Officer from May 1996 through April 1997. Mr. Chorske became Chairman of the Board in May 1997 and resigned such position on November 14, 1997. See "Certain Transactions -- November 1997 Equity Financing."

(5) The $150,000 bonus for 1997 became payable under Mr. Chorske's employment agreement upon termination of his employment, but had not been paid as of December 31, 1997. See "Compensation and Other Benefits -- Employment Agreements -- Chorske Employment Agreement."

(6) In March 1997, the Company granted Mr. Chorske options to purchase 2,500 and 52,417 shares of Common Stock each at an exercise price of $3.00 per share and expiring five years from the date of grant, and canceled Mr. Chorske's prior options covering 61,667 shares exercisable at $9.375 per share. In November 1997, in connection with the November 1997 equity financing Mr. Chorske agreed to cancel all outstanding options except that he retained options to purchase 10,000 shares at an exercise price of $1.00 per share. See "Report on Repricing of Options" below.

(7) John R. Goodrich served as interim President and Chief Executive Officer from May 1997 to August 1997.

(8)   Paul D. Benson resigned from the Company in February 1998.

OPTION GRANTS AND EXERCISES IN 1997

            The following tables provide information for the year ended December 31, 1997 as to individual grants and exercises of options to purchase shares of the Company's Common Stock by each of the Named Executive Officers of the Company.

                        OPTION GRANTS IN LAST FISCAL YEAR

                           NUMBER OF
                          SECURITIES        TOTAL OPTIONS      PERCENT OF      MARKET
                          UNDERLYING         GRANTED TO       EXERCISE OR      PRICE
                        OPTIONS GRANTED     EMPLOYEES IN          BASE         ON DATE    EXPIRATION
NAME                         (#)(1)         FISCAL YEAR       PRICE($/SH)     OF GRANT       DATE
--------------------    ---------------     -------------     -----------     --------    ----------
David J. Chinsky          650,000(2)           77.0%            $  0.50        $ 1.125     8/26/05
William W. Chorske         52,417(3)            6.2%            $  3.00        $  3.00      3/7/02
                            2,500(3)            0.3%            $  3.00        $  3.00      3/7/02
John R. Goodrich               --                --                  --             --          --
Paul D. Benson              8,000(4)            0.9%            $  3.00        $  3.00      3/7/02

--------------------------

(1) Upon a defined "Change in Control" of the Company, all outstanding options become immediately exercisable in full and will remain exercisable for the remainder of their terms regardless of whether the holder remains in the employ or service of the Company or any subsidiary. A "Change in Control" of the Company for purposes of both options granted outside of as well as under the 1993 Stock Option Plan includes (a) the sale, lease, exchange or other transfer of all or substantially all of the assets of the Company to a corporation that is not controlled by the Company, (b) the approval by the Company's shareholders of any plan or proposal for the liquidation or dissolution of the Company, (c) the acquisition by any person, directly or indirectly, of 50% of more of the Company's Common Stock, excluding shares acquired by Special Situation Fund (see "Certain Transactions-- November 1997 Equity Financing") or (d) any change in control of the Company of a nature that would be required to be reported pursuant to Section 13 or 15(d) of the Exchange Act, whether or not the Company is then subject to such reporting requirements.

(2) Such options to Mr. Chinsky were not granted under any formal stock option plan of the Company. Such options vest at the rate of one-third of the shares covered by such options on the first three anniversaries of the date Mr. Chinsky began his employment with the Company, provided that Mr. Chinsky continues to provide services to the Company. The exercise price of these options is equal to the per share price of the shares sold in the November 1997 equity financing. At the time of the grant of these options, Mr. Chinsky waived his right to any additional options to which he would otherwise have been entitled pursuant to his employment agreement. See "Compensation and Other Benefits -- Employment Agreements -- Chinsky Employment Agreement" and "Certain Transactions -- November 1997 Equity Financing."

(3) In March 1997, the Company granted Mr. Chorske options under the Company's 1993 Stock Option Plan to purchase 2,500 and 52,417 shares of Common Stock each at an exercise price of $3.00 per share and expiring five years from the date of grant, and canceled Mr. Chorske's prior options covering 61,667 shares exercisable at $9.375 per share. In November 1997, in connection with the November 1997 equity financing, Mr. Chorske agreed to cancel all outstanding options except that he retained options to purchase 10,000 shares at an exercise price of $1.00 per share. See "Report on Repricing of Options" below.

(4) Such options to Mr. Benson were granted under the Company's 1993 Stock Option Plan and are subject to the terms of such plan.


                         AGGREGATED OPTION EXERCISES IN
                    LAST FISCAL YEAR AND FY-END OPTION VALUES

                             NUMBER OF UNEXERCISED         VALUE OF UNEXERCISED IN-THE-
                            OPTIONS AT FY-END(#)(1)       MONEY OPTIONS AT FY-END($)(2)
                           -------------------------      -----------------------------
NAME                      (EXERCISABLE/UNEXERCISABLE)      (EXERCISABLE/UNEXERCISABLE)
----                      ---------------------------      ---------------------------
David J. Chinsky                   0/650,000                       $0/$81,250
William W. Chorske                 10,000/0                            0/0
John G. Goodrich                      0/0                              0/0
Paul D. Benson                      0/8,000                            0/0

------------------------

(1) The exercise price may be paid in cash or, in the Stock Option Committee's discretion, in shares of the Company's Common Stock valued at fair market value on the date of exercise.

(2) Based on the closing bid price on December 31, 1997 of $.625, as reported by the OTC Bulletin Board.

REPORT ON REPRICING OF OPTIONS

            On March 7, 1997, the former Stock Option Committee of the Board of Directors granted new options to all employees of the Company, including William
W. Chorske, the Company's President and Chief Executive Officer at that time, at an exercise price of $3.00 per share, the fair market value of the Common Stock on such date, and canceled all options previously granted to then current employees. Prior to March 7, 1997, the exercise price of all options held by employees ranged from $4.50 to $10.625 per share. In addition, the number of shares covered by the new options granted to employees was reduced by 15% from the number of shares covered by the canceled options. The vesting of the new options was also extended so as to preserve a continuing equity incentive for all employees to remain with the Company over the next several years. The new options vested in one third increments on each of three anniversaries following the March 7, 1997 grant. The Stock Option Committee granted these options because it concluded that the grant was necessary to maintain an appropriate future equity incentive for the employees of the Company.

EMPLOYMENT AGREEMENTS

            CHINSKY EMPLOYMENT AGREEMENT. In August 1997, the Company and David
J. Chinsky entered into an employment agreement, which provided for the employment of Mr. Chinsky as the Company's President and Chief Executive Officer. The agreement had an initial term of one year and terminated in August 1998. The agreement provided for an annual base salary of $225,000 with a guaranteed payment of a first year bonus of $100,000. The Company also agreed to pay Mr. Chinsky $108,000 in February 1998 for a bonus that Mr. Chinsky would have otherwise received from previous employment, provided that the Company successfully completed an equity financing. In addition, the Company granted Mr. Chinsky options to purchase an aggregate of 300,000 shares of Common Stock at an exercise price of $.50 per share, which vest over a period of three years. The Company also agreed to grant Mr. Chinsky options to purchase additional shares of Common Stock such that after any equity financings completed within Mr. Chinsky's first year of employment he will have been granted options covering a total number of shares of Common Stock equal to 7.84% of the number of outstanding shares of Common Stock. The agreement required Mr. Chinsky to assign to the Company any inventions related to the Company's business and to keep the Company's proprietary information confidential. Mr. Chinsky is also prohibited from competing with the Company for a period of two years following termination of his employment with the Company.

            In connection with the closing of the November, 1997 equity financing, Mr. Chinsky's employment agreement was amended to provide that: (a) the transactions contemplated by the November 1997 equity financing did not constitute a "change in control," as defined in the employment agreement; (b) bonuses payable to Mr. Chinsky will be payable, at the option of the Company, in cash or shares of Common Stock; (c) the payment of a certain bonus in the amount of $108,000 was accelerated and paid in November 1997, (d) all prior stock options granted to Mr. Chinsky were canceled and Mr. Chinsky was granted a replacement option to purchase 650,000 shares of Common Stock at an exercise price of $.50 per share, and (e) Mr. Chinsky waived his right to receive any additional options upon completion of the November 1997 equity financing. See "Certain Transactions."

            In August 1998, the Company entered into a Separation Agreement with David J. Chinsky, the former President and Chief Executive Officer and a director of the Company, pursuant to which the Company agreed to provide Mr. Chinsky with certain payments and benefits, including (a) payment of Mr. Chinsky's base salary through August 31, 1998, (b) payment of $15,000 per month through October 31, 1998, (c) payment of the $100,000 cash bonus required under his Employment Agreement, $35,000 of which was paid in cash and the remaining $65,000 paid by issuing 260,000 shares of the Company's Common Stock, and (d) continuation of health and dental insurance coverage until October 31, 1998.

The Company and Chinsky also agreed that with respect to a stock option to purchase 650,000 shares of Common Stock, 216,666 shares have vested and such option will remain exercisable through August 26, 2003, even though Chinsky will not continue to be employed by the Company.

            CHORSKE EMPLOYMENT AGREEMENT. Effective May 1, 1996, the Company and William W. Chorske entered into a one-year employment agreement, which provided for the employment of Mr. Chorske as the Company's President and Chief Executive Officer. The agreement provided for an annual base salary of $250,000. In addition, the Company granted Mr. Chorske an option to purchase 61,667 shares of Common Stock at a price of $9.375 per share, which became exercisable in full upon completion of one year of employment. In March 1997, this option was replaced with an option to purchase 52,417 shares exercisable at $3.00 per share. Mr. Chorske was also entitled to receive a bonus under the agreement equal to $150,000 because the exercise price of the options was greater than the fair market value of the Company's Common Stock at the time of termination of his employment. Mr. Chorske has agreed to accept cash payments of $75,000 and restricted stock with a fair market value of $75,000 as payment of this obligation. In consideration for his service as a director, the Company also granted Mr. Chorske an option under the Company's 1993 Stock Option Plan to purchase 13,333 shares of Common Stock at price of $9.375, exercisable with respect to one-third of such shares and will become exercisable with respect to one-third of such shares on each of the first two anniversaries of his election as a director, provided that Mr. Chorske remains a director of the Company. The agreement also required Mr. Chorske to assign to the Company any inventions related to the Company's business and to keep the Company's proprietary information confidential. Mr. Chorske was prohibited from competing with the Company for a period of two years following termination of his employment with the Company. Mr. Chorske's employment and positions as President and Chief Executive Officer ended April 30, 1997, and he resigned as a director in November 1997. In connection with the November 1997 equity financing Mr. Chorske agreed to cancel all outstanding options except that he retained options to purchase 10,000 shares at $1.00 per share.

                              CERTAIN TRANSACTIONS

MANCHESTER COMPANIES

      In August 1998, the Company entered into an Engagement Agreement with Manchester Financial Group, Inc. ("MFGI"), an affiliate of Manchester Companies, Inc. ("MCI") and a Retainer Agreement with Manchester Business Services, Inc. ("MBSI"), also an affiliate of MCI. Mark W. Sheffert, the Chairman of the Board of Directors of the Company, is the Chairman of the Board, Chief Executive Officer and controlling shareholder of MCI. For this reason, the Engagement Agreement and the Retainer Agreement were approved by the disinterested members of the Company's Board of Directors. For a discussion of these two agreements, see "Business - Arrangements with Manchester Companies."

EMPLOYMENT AND SEPARATION AGREEMENTS

            For a discussion of the employment agreements and separation agreements entered into by the Company and certain executive officers, see "Management -- Employment Agreements."

NOVEMBER 1997 EQUITY FINANCING

            On November 14, 1997, the Company entered into the Purchase Agreement with Special Situations Private Equity Fund, L.P., Special Situations Cayman Fund, L.P., Special Situations Fund III, L.P. (collectively, the "Funds") and the other purchasers named in the Purchase Agreement (the Funds and such other purchasers are collectively referred to herein as the "Purchasers"), pursuant to which the

Company agreed to sell up to 9,000,000 shares of Common Stock of the Company at prices ranging from $.50 to $.56 per share and warrants to purchase up to 9,000,000 shares of Common Stock, as well as an additional 104,000 shares of Common Stock and warrants to purchase 104,000 shares of Common Stock for cancellation of certain indebtedness. The warrants are exercisable for a period of ten years at a price of $1.50 per share, subject to adjustment as provided in the warrants. The first closing under the Purchase Agreement was held on November 14, 1997, at which the Company sold an aggregate of 2,500,000 shares of Common Stock at a price of $.50 per share and issued warrants to purchase an aggregate of 2,500,000 shares of Common Stock to the Funds for an aggregate purchase price of $1,250,000 and an aggregate of 104,000 shares of Common Stock and warrants to purchase an aggregate of 104,000 shares of Common Stock for the cancellation of $52,000 of indebtedness (the "First Closing"). An interim closing was held on November 21, 1997 (the "Interim Closing"), at which the Company sold an additional 1,790,000 shares of Common Stock at a price of $.56 per share and issued warrants to purchase an aggregate of 1,790,000 shares of Common Stock to purchasers other than the Funds for an aggregate purchase price of $1,002,400.

            The Purchase Agreement also provided that, in the event the Company fulfilled certain conditions by January 15, 1998 (the "Second Closing Conditions"), the Company would issue up to an additional 4,500,000 shares of Common Stock and warrants to purchase 4,500,000 shares of Common Stock at a purchase price of between $.50 and $.56 per share on or before January 31, 1998 (the "Second Closing"). The Second Closing Conditions included (a) the approval by the shareholders of the Company of an amendment to the Company's Amended and Restated Articles of Incorporation to increase the total number of authorized shares of Common Stock to an aggregate of 75,000,000 and (b) the attainment by the Company no later than January 15, 1998, of the following milestones: (i) the Company's net revenues derived from the sale of existing or new systems during the period from October 1, 1997 through January 15, 1998, must be at least $200,000; (ii) the Company must have executed letters of intent and/or sales contracts, each with a minimum value of $5,000, with at least five new (excluding current or previous) customers for the sale of any existing or new systems during the period from October 1, 1997 through January 15, 1998; and
(iii) the Company must have made generally available for sale a commercially marketable entry level cardiac catheterization laboratory product designed to support the data requirements of the American College of Cardiology, with a sales price range of $5,000 to $15,000.

            The Company satisfied the Second Closing Conditions and a second closing was held on January 30, 1998 (the "Second Closing"), at which the Company sold an aggregate of 2,500,000 shares of Common Stock at a price of $.50 per share and issued warrants to purchase an aggregate of 2,500,000 shares of Common Stock to the Funds for an aggregate purchase price of $1,250,000 and sold an aggregate of 1,500,000 shares of Common Stock at a price of $.56 per share and issued warrants to purchase an aggregate of 1,500,000 shares of Common Stock to purchasers other than the Funds for an aggregate purchase price of $840,000. Immediately after the Second Closing, the Funds beneficially owned approximately 57% of the Company's issued and outstanding Common Stock.

            As a condition to the First Closing, the Company's Board of Directors was reduced from ten directors to five directors, and all of the non-employee directors of the Company, other than Daniel A. Pelak and Kevin L. Roberg, resigned from the Board. In addition, all of the non-employee directors of the Company agreed to cancel all of their outstanding options and warrants to purchase shares of Common Stock held by them (except for certain options to purchase an aggregate of 236,333 shares held by APF, LLC ("APF") and Dr. Furnary and options to purchase 10,000 shares, exercisable at $1.00 per share, held by each of William W. Chorske and William D. Knopf, M.D.). Under the Purchase Agreement, the Company has also agreed, so long as the Purchasers own or have the right to acquire at least 20% of the then outstanding shares of Common Stock, that (a) the Company must maintain the number of directors who constitute the Board of Directors at five; (b) so long as the Funds own at least

2.5% of the then outstanding shares of Common Stock, the Company must maintain on the Board of Directors one director nominee to be designated by the Funds; and (c) for a period of three years form the date of the Purchase Agreement, the Company must maintain on the Board of Directors one director nominee to be designated by Miller Johnson & Kuehn, Incorporated ("MJK"), which nominee is to be mutually acceptable to the company and MJK (the "MJK Director"). The Funds have designated Mr. Mark W. Sheffert as their nominee to the Board. MJK has not designated its nominee to the Board as of the date hereof.

            The Company agreed to a number of covenants under the Purchase Agreement. So long as the Purchasers own or have the right to acquire at least 20% of the outstanding shares of Common Stock of the Company, the Company has agreed not to do any of the following without the consent of the Funds and the MJK Director: (a) sell Common Stock or any rights or securities convertible into or exercisable or exchangeable for Common Stock at a purchase, exercise or conversion price, as the case may be, of less than $1.00 per share of Common Stock for a period of three years from the date of the Purchase Agreement; (b) issue any securities senior to the Common Stock; (c) effect any reclassification, capital reorganization or other change of outstanding shares of capital stock of the Company; (d) merge, consolidate or enter into any other business combination of the Company with or into another entity (other than a merger of a wholly owned subsidiary, in which merger the Company shall be the surviving entity); (e) sell, lease or otherwise dispose of all or substantially all of its assets; or (f) liquidate, dissolve or wind-up the Company.

            As further conditions to the First Closing, the Company amended certain agreements between the Company and certain officers, directors and affiliated entities. These amendments are described above and under the heading "Compensation and Other Benefits -- Employment Agreements."

NON-EMPLOYEE DIRECTOR LOANS

            In October 1997, eight of the Company's then non-employee directors loaned the Company $5,775, an aggregate of $46,200 in order for the Company to continue operations pending completion of the November 1997 equity financing. The Company repaid a total of $40,425, without interest, to seven of these non-employee directors from the proceeds of the November 1997 equity financing, and the balance of $5,775 owed to Mr. Wegmiller was converted into 11,550 shares of Common Stock at a price of $.50 per share.

AGREEMENTS WITH MEDTRONIC, INC.

            In May 1997, the Company issued a convertible promissory note in the principal amount of $1,000,000 (the "Medtronic Note") to Medtronic, Inc. ("Medtronic"), a principal shareholder of the Company with a representative that serves on the Company's Board of Directors. As originally issued, the Medtronic Note accrued interest at the prime rate. Under its original terms, the Medtronic Note would have become due upon the earlier of the completion by the Company of an equity financing raising gross proceeds of at least $5,000,000 or November 30, 1997, and was convertible, at the option of Medtronic, into Common Stock at a conversion price equal to the lower of $2.00 or the average per share price in one or more rounds of equity financing raising gross proceeds to the Company of at least $5,000,000. At the time of issuance of the original Medtronic Note, the Company granted Medtronic a warrant to purchase 100,000 shares of Common Stock, exercisable at the same price as the conversion price of the Medtronic Note (the "Medtronic Warrant"). Under the original terms of the Medtronic Note, the Company would have been obligated to grant an additional warrant to purchase a number of shares of Common Stock equal to 5% of the principal amount of the Medtronic Note if the note was not paid by November 30, 1997 and an additional warrant to purchase a number of shares of Common Stock equal to 5% of the principal amount of the Medtronic Note if the note was not paid by February 28, 1998. In connection with the November 1997 equity financing, the Medtronic Note was amended to provide that: (a) no interest will accrue thereunder and accrued interest will be forfeited; (b) principal will not become due until May 12, 2002; (c) the conversion price of the Medtronic Note is $1.50 per share; and (d) the Company will not be obligated to issue any additional warrants to Medtronic under the Medtronic Note. The Medtronic Warrant was also amended to provide that the exercise price is $.50 per share and that there was no other adjustment to the exercise price or the number of shares covered by the Medtronic Warrant as a result of the November 1997 equity financing. The Company is in the process of negotiating an agreement with Medtronic to convert the Medtronic Note into Common Stock of the Company. There can be no assurance that the Company will be successful in reaching any such agreement.

            On December 26, 1995, the Company entered into an Investment Agreement and a License and Development Agreement with Medtronic and a Shareholder Voting Agreement with Medtronic and certain shareholders of the Company. Pursuant to the Investment Agreement, the Company privately sold to Medtronic 600,000 shares of Common Stock at a price of $8.00 per share for a total price of $4.8 million. The Company granted to Medtronic certain rights of first refusal to purchase capital stock and assets of the Company and to develop or commercialize the Company's technology in one or more fields other than the cardiovascular and neurological fields, certain rights to have shares of the Company held by Medtronic and certain assignees of Medtronic registered for sale to the public and the right to designate one person to be nominated and elected to the Board of Directors of the Company. Daniel A. Pelak, a Vice President of Medtronic, was elected to the Company's Board in January 1996 as Medtronic's designee under this agreement. Pursuant to the License and Development Agreement, the Company granted to Medtronic a 30-year world-wide, fully paid, royalty free license granting Medtronic certain rights relating to the sale and use of the Company's system in the cardiovascular and neurological fields. In addition, the Company agreed to install the Company's system at certain clinical sites specified by Medtronic on a preferred pricing basis, to install the system at one site specified by Medtronic at no cost to Medtronic and to engage with Medtronic in certain joint development of products and systems. Under the Shareholder Voting Agreement, officers of the Company who are parties to the agreement, including Paul D. Benson, agreed to vote their shares of Common Stock of the Company for the person designated by Medtronic to be a member of the Board of Directors of the Company. In connection with the November 1997 equity financing, Medtronic waived the restrictions on registration rights contained in the Investment Agreement, waived its right of first refusal to purchase securities in the November 1997 equity financing, agreed not to exercise and to otherwise waive any of its registration rights until January 1, 2000, waived its superior position with respect to an underwriter's cutback of piggyback registration rights and waived its right of first refusal on the sale of the Company in certain circumstances.

AGREEMENTS WITH FURNARY AND APF, LLC

            In July 1995, the Company entered into an agreement with Anthony P. Furnary, M.D., an advisor to the Company at the time, and APF, an entity owned by Dr. Furnary under which the Company acquired certain software developed by Dr. Furnary and agreed to pay royalties to Dr. Furnary initially equal to 7.5% of gross revenues. Dr. Furnary also received an option to purchase 26,000 shares of Common Stock at an exercise price of $4.50 per share. During 1995, 1996 and 1997, the Company paid approximately $81,000 in royalties under this agreement to Dr. Furnary. In March 1997, the Company and Dr. Furnary entered into an agreement modifying the July 1995 agreement. Under the terms of the modified agreement, beginning in 1999 the Company will pay royalties in the amount of 3% on all gross revenues (as defined in the agreement) up to $100,000,000, and thereafter, 3.6% on all gross revenues. The existing royalty rate of 7.5% of gross revenues remained in place through March 31, 1997. In addition, among other things, under the modification the Company agreed (a) to make certain milestone payments totaling $450,000 when the Company reaches certain revenue levels; (b) to issue options to

APF, for services previously rendered to the Company, to purchase 550,000 shares of Common Stock at an exercise price of $2.625 per share and to reprice outstanding options to purchase 36,333 shares held by Dr. Furnary to $2.625 per share (which represents the closing price of the Company's Common Stock on the date the Company and Dr. Furnary reached agreement in principle on the modification agreement); (c) to enter into a consulting agreement with Dr. Furnary; and (d) to appoint Dr. Furnary to the Company's Board of Directors within 90 days. The consulting agreement, which has an initial term of five years, with two-year renewal rights upon mutual agreement, provided that Dr. Furnary would provide consulting services to the Company in the area of system design and development as the Senior Advisor and System Architect for an annual fee of $100,000.

            In connection with the November 1997 equity financing, the Consulting Agreement between the Company and Dr. Furnary was terminated, and the Company's obligation to make milestone royalty payments of $450,000 under the modified agreement was terminated. The 550,000 share stock option agreement was amended to reduce the number of shares to 200,000 and the exercise price to $1.00 per share. APF and Furnary also agreed (a) not to exercise and to otherwise waive any of their registration rights under the foregoing option or the other options held by them to purchase an aggregate of an additional 36,333 shares until January 1, 2000; (b) not to sell or otherwise transfer any shares of Common Stock purchased upon exercise of any of such options prior to January 1, 2000; and (c) that there was no other adjustment to the exercise price of such options or the number of shares issuable upon exercise of the foregoing options thereof as a result of the November 1997 equity financing. Furnary also waived his right to be appointed to the Company's Board of Directors and agreed that his observer status is only exercisable by him personally.

AGREEMENTS WITH THE ATLANTA CARDIOLOGY GROUP, P.C.

            In September 1994, The Atlanta Cardiology Group, P.C. ("ACG") and the Company entered into an agreement for the joint development of practice guidelines and clinical outcomes for cardiology, under which ACG agreed to pay the Company a fee for system design and implementation and ACG was to receive royalties on sales of the cardiology system over the next ten years. During 1995, the Company paid (or accrued) $150,000 for all services rendered by ACG and the Company received $50,000 in revenues from the sale of products and services to ACG. In early 1996, the Company and ACG agreed to restructure their relationship. Among other things, the Company agreed to pay ACG a royalty equal to 10% of gross sales of the Company's cardiology system and a 2% royalty on all database sales. In 1996, the Company received no revenues from ACG and accrued $60,052 in fees to ACG for all services rendered in 1996, including royalties under the prior agreement. In March 1997, the Company entered into an agreement with ACG to replace the prior agreements. Under the revised agreement, the Company issued a convertible subordinated note to ACG in the principal amount of $2,250,000, maturing on April 1, 2002 (the "ACG Note"). The note accrued interest at a rate of 10% per annum, and interest was payable at the rate of 5% per year, with the balance of accrued interest payable at the maturity date. Up to $2,000,000 of the principal amount of the note is convertible by ACG into shares of Common Stock at the rate of $3.32 per share. As long as the note is outstanding, ACG had the right to designate an individual to attend all board meetings. In connection with the November 1997 equity financing, the ACG Note was amended to provide that no interest will accrue thereunder and that any accrued interest shall be forfeited. In addition, ACG agreed that there was no adjustment to the conversion price of the ACG Note or the number of shares issuable upon conversion of the ACG Note as a result of the November 1997 equity financing. ACG also agreed not to exercise and to otherwise waive any of its registration rights prior to January 1, 2000 and waived its right to designate a person to attend meetings of the Board. The Company is in the process of negotiating an agreement with ACG to convert the ACG Note into Common Stock of the Company. There can be no assurance that the Company will be successful in reaching any such agreement.

KNOPF AGREEMENT

            In September 1996, the Company entered into an agreement with William D. Knopf, M.D., a former director of the Company, relating to the termination of Dr. Knopf's employment by the Company. Pursuant to this agreement, the Company entered into a consulting agreement with Dr. Knopf, under which Dr. Knopf agreed to provide certain consulting and advisory services to the Company in exchange for an annual consulting fee of $60,000. The consulting agreement also included a non-competition covenant for 12 months following the expiration of the term of the consulting agreement, which expired by its terms on September 1, 1997. In addition, Dr. Knopf received an option to purchase 50,000 shares at an exercise price equal to the fair market value on the date of grant, which was $6.625 per share. This option was exercisable with respect to one-third of such shares on the date of grant and will become exercisable with respect to one-third of such shares on each of the first two anniversaries of the date of grant. The option is exercisable for a period of ten years from the date of grant. The Company and Dr. Knopf also executed mutual releases of any and all claims relating to Dr. Knopf's employment by the Company or the termination of his employment.

EDMONDS AGREEMENT

            In September 1996, the Company entered into an agreement with Donna
J. Edmonds, a former director and executive officer of the Company, whose employment with the Company terminated effective April 24, 1996. Pursuant to such agreement, the Company agreed to pay Ms. Edmonds an aggregate of $190,000 and granted Ms. Edmonds an option to purchase 80,000 shares of the Company's Common Stock, at an exercise price of $5.00 per share, which was the closing bid price on September 12, 1996. This option is exercisable for a period of ten years following the date of grant. The Company and Ms. Edmonds also executed a stipulation of dismissal with prejudice to resolve the then pending litigation brought by Ms. Edmonds against the Company. The Company and Ms. Edmonds also executed mutual releases of any and all other claims relating to Ms. Edmonds' employment by the Company or the termination of her employment.

HASKIN AGREEMENT

            In June 1996, the Company entered into an agreement with David W. Haskin, a former director and Chief Executive Officer of the Company, whose employment with the Company terminated effective April 24, 1996. Pursuant to the terms of this agreement, the Company agreed to pay or reimburse Mr. Haskin up to $10,000 per year for premiums on health insurance coverage for himself and his spouse until Mr. Haskin reaches age 65. In addition, the Company agreed to use its reasonable efforts to cause the release of shares owned by Mr. Haskin from the "cheap stock" escrow with the Commissioner of Commerce for the State of Minnesota and certain lock-up arrangements with MJK and granted Mr. Haskin certain registration rights with respect to certain shares of the Company's Common Stock. The Company and Mr. Haskin also executed mutual releases of any and all claims relating to Mr. Haskin's employment by the Company or the termination of his employment.

COMER AGREEMENT

            In June 1996, the Company entered into an agreement with Jeffrey B. Comer, a former executive officer of the Company, whose employment with the Company terminated effective April 24, 1996. Pursuant to the terms of this agreement, the Company entered into a consulting agreement with Mr. Comer, pursuant to which Mr. Comer provided consulting services for a period of six months and received an aggregate of $160,000 for such consulting services. The consulting agreement also included a non-competition covenant for 12 months following the expiration of the term of the consulting agreement, which occurred on December 1, 1996. In addition, Mr. Comer received an option to purchase

51,000 shares of the Company's Common Stock for an exercise price of $8.625 per share and the Company granted him certain registration rights with respect to certain shares owned or subject to options held by Mr. Comer. The Company and Mr. Comer also executed mutual releases of any and all claims relating to Mr. Comer's employment by the Company or the termination of his employment.

          PRINCIPAL SHAREHOLDERS AND BENEFICIAL OWNERSHIP OF MANAGEMENT

            The following table sets forth information regarding the beneficial ownership of the Common Stock of the Company as of October 15, 1998, unless otherwise indicated, by (a) each shareholder who is known by the Company to own beneficially more than 5% of the outstanding Common Stock, (b) each director,
(c) each of the Named Executive Officers and (d) all directors and executive officers of the Company as a group.

                                                    SHARES OF COMMON STOCK
NAME                                                BENEFICIALLY OWNED(1)
----                                       -------------------------------------
                                              AMOUNT         PERCENT OF CLASS(2)
                                              ------         -------------------
Special Situations Funds(3).............   10,040,000(3)            56.4%

John R. Albers..........................    1,288,333(4)             9.6%

Aaron Boxer Rev. Trust..................      885,000(5)             6.7%

Medtronic Inc...........................      700,000(6)             5.4%

F.G. Hamilton...........................            0                  *

Daniel A. Pelak.........................            0(7)               0

Mark W. Sheffert........................            0                  0

Mark D. Dixon...........................            0                  0

Robert N. Riner.........................            0                  0

Paul D. Benson..........................       60,000                  *

William W. Chorske......................       10,000(8)               *

David J. Chinsky........................            0                  0

John R. Goodrich........................            0                  0

All directors and executive
officers as a group (6 persons)                     0(7)               0

------------------------
*     Less than 1% of the outstanding shares

(1) Unless otherwise noted, all of the shares are held by individuals possessing sole voting and dispositive power with respect to the shares shown. Shares not outstanding, but deemed beneficially owned by virtue of the right of a person or member of a group to acquire them within 60 days, are treated as outstanding only when determining the amount and percent owned by such person or group.

(2) Based upon 12,812,000 outstanding shares of Common Stock as of October 15, 1998. Excludes 460,000 shares issued subsequent to October 15, 1998.

(3) As set forth in a Schedule 13D/A filed with the Securities and Exchange Commission on February 10, 1998, this amount consists of: (i) 2,000,000 shares of Common Stock held by Special Situations Private Equity Fund, L.P.; (ii) 2,000,000 shares of Common Stock issuable to Special Situations Private Equity Fund, L.P. pursuant to outstanding warrants; (iii) 2,200,000 shares of Common Stock held by Special Situations Fund III, L.P.; (iv) 2,200,000 shares of Common Stock issuable to Special Situations Fund III, L.P. pursuant to outstanding warrants; (v) 840,000 shares of Common Stock held by Special Situations Cayman Fund, L.P.; and (vi) 800,000 shares of Common Stock issuable to Special Situations Cayman Fund, L.P. pursuant to outstanding warrants. Austin W. Marxe and David M. Greenhouse, principals of the investment advisors to the Funds, are deemed to beneficially own the securities held by the Funds as reported herein The address of Special Situations Funds is 153 East 53rd Street, 51st Floor, New York, New York 10022.

(4) Based upon records available to the Company, such shares include 638,333 shares that Mr. Albers has the right to acquire within 60 days pursuant to the exercise of warrants. Mr. Albers' address is 3825 Gillon Avenue, Dallas, Texas 75205.

(5) Based upon records available to the Company, such shares include 427,500 shares that the Aaron Boxer Rev. Trust has the right to acquire within 60 days pursuant to the exercise of warrants. The address of the Aaron Boxer Rev. Trust is 7287 Sidonia Court, Boca Raton, Florida 33433.

(6) Includes 100,000 shares that Medtronic, Inc. has the right to acquire within 60 days pursuant to the exercise of warrants. The address of Medtronic, Inc. is 7000 Central Avenue, N.E., Minneapolis, Minnesota 55432.

(7) Does not include any shares beneficially owned by Medtronic, Inc. Mr. Pelak is an employee of Medtronic and its designee for election to the Board of Directors.

(8) Includes 10,000 shares that Mr. Chorske has the right to acquire within 60 days pursuant to the exercise of stock options.

                              SELLING SHAREHOLDERS

            In connection with the Company's November 1997 equity financing and the settlement of a claim against the Company, the Company agreed to register the Shares offered hereby. The registration of the Shares does not necessarily mean that the Selling Shareholders will sell all or any of the Shares. The following table sets forth certain information, as of October 15, 1998, and as adjusted to reflect the sale of the Shares offered hereby, with respect to the beneficial ownership of the Common Stock by the Selling Shareholders. The information provided in the table below with respect to each Selling Shareholder has been obtained from such Selling Shareholder. Except as otherwise disclosed below, none of the Selling Shareholders has, or within the past three years has had, any position, office or other material relationship with the Company. Because the Selling Shareholders may sell all or some portion of the shares of Common Stock beneficially owned by them, only an estimate (assuming each Selling Shareholder sells all of their Shares offered hereby) can be given as to the number of shares of Common Stock that will be beneficially owned by the Selling Shareholders after this offering. In addition, the Selling Shareholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time or from time to time since the date on which they provided the information regarding the shares of Common Stock beneficially owned by them, all or a portion of the shares of Common Stock beneficially owned by them in transactions exempt from the registration requirements of the Securities Act. Unless otherwise indicated below, the Selling Shareholders possess sole voting and investment power with respect to the shares shown.

                                                                                               SHARES BENEFICIALLY
                                                                                                   OWNED AFTER
                                                       SHARES OF COMMON      NUMBER OF            COMPLETION OF
                                                      STOCK BENEFICIALLY      SHARES             THE OFFERING(2)
                                                      OWNED PRIOR TO THE       BEING       ---------------------------
SELLING SHAREHOLDER                                      OFFERING(1)          OFFERED       NUMBER      % OF CLASS(3)
-------------------                                      ------------         -------       ------      -------------
Special Situations Fund III, L.P.(4)...............      4,400,000 (5)       4,400,000           0              0
Special Situations Private Equity
Fund, L.P.(4)......................................      4,000,000 (5)       4,000,000           0              0
Special Situations Cayman
Fund, L.P.(4)......................................      1,600,000 (5)       1,600,000           0              0
John R. Albers.....................................      1,288,333 (6)       1,200,000      88,333              *
Aaron Boxer Rev. Trust.............................        885,000 (7)         790,000      95,000              *
June Lawrence 4th RGI Trust........................        400,000 (5)         400,000           0              0
James N. Owens Rev. Trust..........................        400,000 (5)         400,000           0              0
David B. Johnson Family Foundation.................        400,000 (8)         400,000           0              0
Kenneth Cheng......................................        353,077 (9)         300,000      53,077              *
Lee Wesley.........................................        350,000 (5)         350,000           0              0
Curran Partners L.P................................        359,134             243,750     115,384
Betty Johnson......................................        210,000(10)         200,000      10,000              *
Lawrence A. Laukka IRA.............................        200,000 (5)         200,000           0              0
Mary J. Laukka IRA.................................        200,000 (5)         200,000           0              0
Steve Romanek......................................        200,000 (5)         200,000           0              0
Kenneth M. Viste...................................        200,000 (5)         200,000           0              0
John O. Hanson.....................................        163,500(11)         100,000      63,500              *
Thomas Petters.....................................        160,000 (5)         160,000           0              0
Wallace S. Wells...................................        160,000 (5)         160,000           0              0
David B. Johnson(12)...............................        138,090(13)          62,400      75,690              *
Paul R. Kuehn(12)..................................        138,090(14)          62,400      75,690              *
Jeff Dobbs.........................................        138,000(15)          90,000      48,000              *
Robert W. Clark Self-Declared Trust................        103,000(16)         100,000       3,000              *
Mike J. Brings.....................................        100,000 (5)         100,000           0              0
Isadore J. Goldstein Rev. Living Trust.............        100,000 (5)         100,000           0              0
Judy Peterson......................................        100,000 (5)         100,000           0              0

VBS General Partnership............................        100,000 (5)         100,000           0              0
John L. Von Gunten and Jeanette Von
Gunten Trust dated 10/18/91........................        100,000 (5)         100,000           0              0
Ila M. Waseka Rev. Living Trust....................        100,000 (5)         100,000           0              0
Eldon C. Miller (12)...............................         87,630(17)          62,400      25,230              *
Kenneth G. Benson..................................         50,000 (5)          50,000           0              0
Alton B. Meyer, Jr. Rev. Trust.....................         50,000 (5)          50,000           0              0
Linda Kintzel......................................         50,000 (5)          50,000           0              0
John S. and David B. Rydberg.......................         50,000 (5)          50,000           0              0
Donal C. Thomas Trust..............................         50,000 (5)          50,000           0              0
Leola J. Vidger....................................         50,000 (5)          50,000           0              0
Frank E. Walton....................................         50,000 (5)          50,000           0              0
Michael W. Wright 1993 Irrev. GST Family Trust.....         50,000 (5)          50,000           0              0
First Trust NA As TTEE for the Dorsey & Whitney
Master Investment Trust-Wright.....................         50,000 (5)          50,000           0              0
John P. Curran Retirement Trust....................         71,827              48,750      23,077              *
Stanley D. Rahm(12)................................         46,031(18)          20,800      25,231              *
John P. Curran.....................................         47,885              32,500      15,385              *
Jeffrey D. Rahm & Susan Rahm Jt/Ten................         30,000 (5)          30,000           0              0
Claude Tihon & Berengere Tihon Jt/Ten..............         30,000 (5)          30,000           0              0
David Heytman & Hazeldell Heytman Jt/Ten...........         20,000 (5)          20,000           0              0

--------------------------------------
*     Less than one percent (1%)

(1) Shares not outstanding but deemed beneficially owned by virtue of the right of a person or member of a group to acquire them within 60 days are treated as outstanding only when determining the amount and percentage owned by such person or group.

(2) This assumes all shares being offered and registered hereunder are sold, although the Selling Shareholders are not obligated to sell any shares.

(3) Based upon 12,812,000 shares of Common Stock outstanding as of October 15, 1998. Excludes 460,000 shares issued subsequent to October 15, 1998.

(4) Pursuant to the Purchase Agreement, so long as Special Situations Private Equity Fund, L.P., Special Situations Fund III, L.P. and Special Situations Cayman Fund, L.P. (collectively, the "Funds"), individually or in the aggregate, own 2.5% of the then outstanding shares of Common Stock of the Company, the Funds have the right to nominate one director on the Board of Directors of the Company.

(5) One-half of all shares of Common Stock beneficially owned by such Selling Shareholder is issuable upon the exercise of outstanding warrants.

(6) Includes 638,333 shares issuable to Mr. Albers within 60 days upon the exercise of warrants.

(7) Includes 427,500 shares issuable to the Aaron Boxer Rev. Trust within 60 days upon the exercise of warrants.

(8) Includes 200,000 shares issuable to the David B. Johnson Family Foundation within 60 days upon the exercise of warrants. Excludes 138,090 shares beneficially owned by David B. Johnson.

(9) Includes 150,000 shares issuable to Mr. Cheng within 60 days upon the exercise of warrants.

(10) Includes 50,000 shares issuable to Ms. Johnson within 60 days upon the exercise of warrants.

(11) Includes 3,800 shares held by the John O. Hanson IRA and 70,000 shares issuable to Mr. Hanson within 60 days upon the exercise of warrants.

(12) Such individual is a principal of Miller, Johnson & Kuehn, Incorporated ("MJK"), which has acted as the Company's placement agent in connection with private sales of the Company's Common Stock. MJK also makes a market in the Company's Common Stock. Pursuant to the Purchase Agreement, MJK has the right to nominate one director on the Board of Directors of the Company, which nominee is to be mutually acceptable to the Company and MJK, for a period of three years from the date of the Purchase Agreement.

(13) Includes 106,890 shares issuable to Mr. Johnson within 60 days upon the exercise of warrants. Excludes 400,000 shares beneficially owned by the David B. Johnson Family Foundation.

(14) Includes 106,890 shares issuable to Mr. Kuehn within 60 days upon the exercise of warrants.

(15) Includes 58,000 shares issuable to Mr. Dobbs within 60 days upon the exercise of warrants.

(16) Includes 3,000 shares held by the Robert W. Clark Trust and 50,000 shares issuable to the Robert W. Clark Self-Declared Trust within 60 days upon the exercise of warrants. Mr. Robert W. Clark is trustee for both such trusts.

(17) Includes 56,430 shares issuable to Mr. Miller within 60 days upon the exercise of warrants.

(18) Includes 35,631 shares issuable to Mr. Rahm within 60 days upon the exercise of warrants.

                              PLAN OF DISTRIBUTION


            The Selling Shareholders have advised the Company that sales of the Shares offered hereunder by them, or by their respective pledgees, donees, transferees or other successors in interest, may be made from time to time in the over-the-counter market, through negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices. The Shares may be sold by one or more of the following methods: (a) a block trade in which the broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus; and (c) ordinary brokerage transactions and transactions in which the broker solicits purchasers. Sales may be made pursuant to this Prospectus to or through broker-dealers who may receive compensation in the form of discounts, concessions or commissions from the Selling Shareholders or the purchasers of Common Stock for whom such broker-dealer may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions). To the extent required, one or more supplemental prospectuses will be filed pursuant to Rule 424 under the Securities Act to describe any material arrangements for the sales of the Shares offered hereunder when such arrangements are entered into by the Selling Shareholders and any other broker-dealers that participate in the sale of the Shares. In addition, any Shares that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this Prospectus. No period of time has been fixed within which the Shares covered by this Prospectus may be offered or sold.

            The Selling Shareholders and any broker-dealers or other persons acting on its behalf in connection with the sale of Common Stock hereunder may be deemed to be an "underwriter" within the meaning of the Securities Act, and any commissions received by the Selling Shareholders and any profit realized by them on the resale of Common Stock as principals may be deemed to be underwriting commissions under the Securities Act. As of the date hereof, there are no special selling arrangements between any broker-dealer or other person and any of the Selling Shareholders.

            The Company will pay all the expenses of registering the Shares offered hereby, except for selling expenses incurred by the Selling Shareholders in connection with this offering, including any fees and commissions payable to broker-dealers or other persons, which will be borne by the Selling Shareholders. In addition, the Company has agreed to indemnify the Selling Shareholders against certain liabilities, including certain liabilities arising under the Securities Act.

                            DESCRIPTION OF SECURITIES


            The authorized capital stock of the Company consists of 75,000,000 shares of Common Stock (the "Common Stock"), and 1,000,000 shares of undesignated preferred stock (the "Undesignated Stock"). As of the date of this Prospectus, there were 13,272,000 shares of Common Stock issued and outstanding, held by approximately 137 holders of record, and no shares of Undesignated Stock issued and outstanding. In addition, as of October 15, 1998, 11,523,327 shares of Common Stock were reserved for issuance under the Company's 1993 Stock Option Plan, Employee Stock Purchase Plan and outstanding options, warrants and convertible securities.

COMMON STOCK

            All outstanding shares of Common Stock, including the Shares offered hereby, are fully paid and nonassessable. Each share of the outstanding Common Stock is entitled to participate equally in dividends as and when declared by the Board of Directors and is entitled to participate equally in any distribution of net assets made to the shareholders upon liquidation of the Company. There are no redemption, sinking fund, conversion or preemptive rights with respect to the shares of Common Stock. All shares of Common Stock have equal rights and preferences. The holders of Common Stock are entitled to one vote for each share held of record on all matters voted upon by shareholders and may not cumulate votes for the election of directors. Accordingly, the owners of a majority of the shares of Common Stock outstanding may elect all of the directors if they choose to do so, subject to the rights of the Funds and MJK to designate directors to be nominated under the Purchase Agreement, and the owners of the balance of such shares would not be able to elect any directors.

UNDESIGNATED STOCK

            Under applicable Minnesota law, no action by the Company's shareholders is necessary, and only action of the Board of Directors is required, to authorize the issuance of any Undesignated Stock. The Board of Directors is empowered to establish, and to designate the name of, each class or series of the shares of Undesignated Stock and to set the terms of such shares (including terms with respect to redemption, sinking fund, dividend, liquidation, preemptive, conversion and voting rights and preferences). The Board of Directors can issue shares of such class or series to, among other individuals, the holders of another class or series of preferred stock or to the holders of Common Stock. Accordingly, the Board of Directors, without shareholder approval, can issue preferred stock with voting or conversion rights which could adversely affect the voting power of the holders of the Common Stock. The Undesignated Stock may have the effect of discouraging an attempt, through acquisition of a substantial number of shares of Common Stock, to acquire control of the Company with a view to effecting a merger, sale or exchange of assets or a similar transaction. For example, the Board of Directors could issue such shares as a dividend to holders of Common Stock or place such shares privately with purchasers who may side with the Board of Directors in opposing a takeover bid.

OPTIONS, WARRANTS AND CONVERTIBLE SECURITIES

            The Company has reserved 750,000 shares of Common Stock under the 1993 Stock Option Plan. As of October 15, 1998, the Company had outstanding options to purchase an aggregate of 221,897 shares under the plan and options to purchase an aggregate of 522,666 shares that were not issued under any formal plan. The weighted average exercise price of outstanding options was $2.29. As of October 15, 1998, the Company also had warrants to purchase an aggregate of 8,901,395 shares of Common Stock at a weighted average exercise price of $1.64 per share, which are exercisable at various times, the earliest of which expire in December 1999 and the latest of which expire in January, 2008.

The outstanding options and warrants provide for anti-dilution adjustments in the event of certain mergers, consolidations, reorganizations, recapitalizations, stock dividends, stock splits or other changes in the corporate structure of the Company. In addition, certain of the warrants are subject to a weighted-average anti-dilution adjustment for issuances of Common Stock (including options, warrants and other rights to acquire Common Stock) at a price of less than $1.50 per share. Holders of the outstanding warrants have certain demand and incidental registration rights with respect to the shares issuable upon exercise of the warrants. See "Description of Securities -- Registration Rights."

            The Company also has outstanding a subordinated convertible promissory note in the principal amount of $2,250,000. Up to $2,000,000 principal amount of this note is convertible, at the option of the holder, into shares of Common Stock at a conversion price of $3.32 per share. The conversion price of this note is subject to a weighted-average anti-dilution adjustment for issuances of Common Stock (including options, warrants and other rights to acquire Common Stock) at a price of less than $3.32 per share. Additionally, the Company has outstanding a convertible promissory bridge note in the principal amount of $1,000,000 that is convertible, at the option of the holder, into shares of Common Stock at a conversion price of $1.50 per share.

REGISTRATION RIGHTS

            All of the shares of Common Stock issuable upon exercise of options granted or to be granted under the Company's 1993 Stock Option Plan and Employee Stock Purchase Plan have been registered under the Securities Act. The Company has filed previous Registration Statements covering the resale of an aggregate of 8,788,000 shares of Common Stock and warrants to purchase an aggregate of 8,000,000 shares of Common Stock issued in connection with the Company's November 1997 equity financing. The Company has filed this Registration Statement covering the resale of an aggregate of 325,000 shares of Common Stock issued in connection with the Settlement Agreement with the Curran Entities. In addition, holders of certain options, warrants and convertible promissory notes have certain demand and incidental registration rights with respect to the shares issuable upon exercise of such options and warrants and conversion of such notes. In connection with the Company's November 1997 equity financing, the holders of substantially all of these securities agreed not to exercise and to otherwise waive their registration rights until January 1, 2000.

LIMITATION OF LIABILITY OF DIRECTORS AND INDEMNIFICATION

            The Company's Amended and Restated Articles of Incorporation provide the Company's Board of Directors with the power and authority to limit the liability of its directors to the fullest extent permitted by the Minnesota Business Corporation Act. Specifically, directors of the Company will not be personally liable for monetary damages for breach of fiduciary duty as directors, except liability for (a) any breach of the duty of loyalty to the Company or its shareholders, (b) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (c) dividends or other distributions of corporate assets that are in contravention of certain statutory or contractual restrictions, (d) violations of certain Minnesota securities laws, or (e) any transaction from which the director derives an improper personal benefit. Liability under federal securities law is not limited by the Amended and Restated Articles of Incorporation or action by the Company's Board of Directors.

            The Minnesota Business Corporation Act requires that the Company indemnify any director, officer or employee made or threatened to be made a party to a proceeding, by reason of the former or present official capacity of the person, against judgments, penalties, fines, settlements and reasonable expenses incurred in connection with the proceeding if certain statutory standards are met. "Proceeding" means a threatened, pending or completed civil, criminal, administrative, arbitration or investigative proceeding, including a derivative action in the name of the Company. Reference is made to the detailed terms of Section 302A.521 of the Minnesota Business Corporation Act for a complete statement of such indemnification rights. The Company's Bylaws also require the Company to provide indemnification to the fullest extent of the Minnesota Business Corporation Act.

            The Company maintains directors' and officers' liability insurance, including a reimbursement policy in favor of the Company.

            Pursuant to the purchase agreement entered into by the Company in connection with the November 1997 equity financing, the directors and officers of the Company are indemnified against certain civil liabilities that they may incur under the Securities Act in connection with this Prospectus and the related Registration Statement.

            Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company is aware that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

CERTAIN ANTI-TAKEOVER PROVISIONS

            The Company is subject to the provisions of Sections 302A.671 and 302A.673 of the Minnesota Business Corporation Act. These anti-takeover provisions may eventually operate to deny shareholders the receipt of a premium on their Common Stock and may also have a depressive effect on the market price of the Company's Common Stock. In general, Section 302A.671 provides that the shares of a corporation acquired in a "control share acquisition" have no voting rights unless voting rights are approved by the shareholders in a prescribed manner. A "control share acquisition" is defined as an acquisition of beneficial ownership of shares that would, when added to all other shares beneficially owned by the acquiring person, entitle the acquiring person to have voting power of 20% or more in the election of directors. Section 302A.673 prohibits a public corporation from engaging in a "business combination" with an "interested shareholder" for a period of four years after the date of the transaction in which the person became an interested shareholder, unless the business combination is approved in a prescribed manner. A "business combination" includes mergers, asset sales and other transactions. An "interested shareholder" is a person who is the beneficial owner, of 10% or more of the corporation's voting stock. Reference is made to the detailed terms of Sections 302A.671 and 302A.673 of the Minnesota Business Corporation Act.

            Pursuant to the purchase agreement entered into by the Company in connection with the November 1997 equity financing, so long as the investor parties to such agreement own or have the right to acquire an aggregate of 20% or more of the then outstanding shares of Common Stock, the Company shall not, without the prior written consent of certain of such investors, (a) effect any reclassification, capital reorganization or other change of outstanding shares of capital stock of the Company, (b) merge, consolidate or enter into any business combination of the Company with or into another entity (other than a merger of a wholly owned subsidiary, in which merger the Company shall be the surviving entity), (c) sell, lease or otherwise dispose of all or substantially all of its assets or (d) liquidate, dissolve or wind-up the Company.

TRANSFER AGENT

            The transfer agent for the Company's Common Stock is Norwest Bank Minnesota, N.A.

                               VALIDITY OF SHARES


            Certain legal matters with respect to the Shares offered hereby have been passed upon for the Company by Oppenheimer Wolff & Donnelly LLP, Minneapolis, Minnesota. Michel A. LaFond, a partner of Oppenheimer Wolff & Donnelly LLP, is the Secretary of the Company and owns approximately 6,000 shares of Common Stock and options to purchase 13,000 shares of Common Stock.


                                     EXPERTS


            The financial statements of LifeRate Systems, Inc. as of December 31, 1997, and 1996 and 1995, and for each of the three years in the period ended December 31, 1997, included in this prospectus and in the Registration Statement, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                          INDEX TO FINANCIAL STATEMENTS

            The following Financial Statements and Independent Auditors' Report thereon are included herein on the pages indicated:


FINANCIAL STATEMENTS:                                                           PAGE(S)
---------------------                                                           -------
Report of Independent Auditors...............................................   F-1

Balance Sheets as of December 31, 1997 and 1996..............................   F-2 - F-3

Statements of Operations for the years ended December 31, 1997, 1996 and 1995 and the period from July 18, 1990 (date of inception) to
December 31, 1997............................................................   F-4

Statements of Changes in Shareholders' Equity (deficit) for the period
from July, 1990 to December 31, 1997.........................................   F-5 - F-7

Statements of Cash Flows for the years ended December 31, 1997, 1996 and 1995 and the period from July 18, 1990 (date of inception)
to December 31, 1997.........................................................   F-8

Notes to Financial Statements................................................   F-9 - F-17

Condensed Balance Sheets as of June 30, 1998 and 1997........................   F-18

Statements of Operations for the six months ended June 30, 1998 and 1997 and the period from July 18, 1990 (date of inception) to
June 30, 1998................................................................   F-19

Condensed Statements of Cash Flow for the six months ended June 30,
1998 and 1997 and the period from July 18, 1990 (date of inception)
to June 30, 1998.............................................................   F-20

Notes to Condensed Financial Statements......................................   F-21

                         REPORT OF INDEPENDENT AUDITORS


Board of Directors
LifeRate Systems, Inc.

          We have audited the accompanying balance sheets of LifeRate Systems, Inc. (a development stage company) as of December 31, 1997 and 1996 and the related statements of operations, shareholders' equity (deficit) and cash flows for each of the three years in the period ended December 31, 1997, and for the period from July 18, 1990 (inception) to December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

          We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

          In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of LifeRate Systems, Inc. (a development stage company) at December 31, 1997 and 1996, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1997 and for the period from July 18, 1990 (inception) to December 31, 1997, in conformity with generally accepted accounting principles.

          As discussed in Note 3 to the financial statements, the Company's recurring losses and negative cash flow from operations raise substantial doubt about its ability to continue as a going concern. The 1997 financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                             /s/ Ernst & Young LLP

Minneapolis, Minnesota
February 27, 1998, except for
Note 4 as to which date is November 2, 1998

                             LifeRate Systems, Inc.
                          (A Development Stage Company)

                                 Balance Sheets

                                                           DECEMBER 31
                                                        1997          1996
                                                     ----------    ----------
                                                     (RESTATED)
ASSETS
Current assets:
   Cash and cash equivalents                         $    764,200    $  2,072,000
   Accounts receivable, less allowance of $62,850
      in 1997 and $60,350 in 1996                         278,200         142,400
   Prepaid expenses and other
      current assets                                       59,800         122,700
                                                     ------------    ------------
Total current assets                                    1,102,200       2,337,100


Furniture and fixtures                                    177,600         177,400
Computer equipment                                        872,000         837,200
                                                     ------------    ------------
                                                        1,049,600       1,014,600
Less accumulated depreciation                             635,600         325,900
                                                     ------------    ------------
                                                          414,000         688,700

Software development costs, net
  of accumulated amortization of
  $100,800 in 1996                                         28,600          50,500




                                                     ------------    ------------
Total assets                                         $  1,544,800    $  3,076,300
                                                     ============    ============

                                                                DECEMBER 31
                                                            1997              1996
                                                        ------------     ------------
                                                         RESTATED
LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)
Current liabilities:
   Accounts payable                                     $     71,600     $    251,700
   Accrued compensation                                      203,300           43,900
   Accrued consulting fees                                     5,000           86,100
   Accrued royalties                                          19,700           36,100
   Other current liabilities                                   3,200           73,900
   Current portion of long-term debt and capital
      lease obligations                                       12,300           11,800
                                                        ------------     ------------
Total current liabilities                                    315,100          503,500

Long-term debt and capital lease obligations               3,106,500        2,251,800
Deferred rent                                                  4,900           16,800
Deferred revenue                                             172,300          151,800


Shareholders' equity (deficit):
   Preferred stock, no par value:
     Authorized shares - 1,000,000
     Issued and outstanding shares - none in 1997
       and 1996                                                   --               --
   Common stock, no par value:
     Authorized shares - 75,000,000
     Issued and outstanding shares - 8,485,000
       in 1997 and 3,811,639 in 1996                      20,016,400       17,260,700
   Deficit accumulated during the development stage      (22,070,400)     (17,108,300)
                                                        ------------     ------------
Total shareholders' equity (deficit)                      (2,054,000)         152,400
                                                        ------------     ------------
Total liabilities and shareholders' equity (deficit)    $  1,544,800     $  3,076,300
                                                        ============     ============

SEE ACCOMPANYING NOTES.

                             LifeRate Systems, Inc.
                          (A Development Stage Company)

                            Statements of Operations

                                                                                            JULY 18, 1990
                                                                                              (DATE OF
                                                                                            INCEPTION) TO
                                                       YEAR ENDED DECEMBER 31                DECEMBER 31,
                                              1997             1996             1995             1997
                                          ------------     ------------     ------------     ------------
                                            RESTATED                                           RESTATED
Net revenues                              $    620,300     $    615,700     $    263,300     $  1,810,600
Cost of revenues                               532,800          851,200           43,000        1,427,000
                                          ------------     ------------     ------------     ------------
Gross profit                                    87,500         (235,500)         220,300          383,600


Operating expenses:
   Sales and marketing                       1,279,700        1,738,000        2,525,800        5,929,500
   Research and development                  1,302,100        5,309,900        2,104,500        9,313,700
   General and administrative                2,402,500        2,845,700        1,253,000        7,467,400
                                          ------------     ------------     ------------     ------------
Loss from operations                        (4,896,800)     (10,129,100)      (5,663,000)     (22,327,000)
Interest income                                 34,000          261,900           97,000          392,900
Interest expense                               299,300            6,300           29,300          336,300
                                          ------------     ------------     ------------     ------------
Net loss before extraordinary
   item                                     (5,162,100)      (9,873,500)      (5,595,300)     (22,270,400)
Extraordinary item - debt
   restructuring                               200,000               --               --          200,000
                                          ------------     ------------     ------------     ------------


Net loss                                  $ (4,962,100)    $ (9,873,500)    $ (5,595,300)    $(22,070,400)
                                          ============     ============     ============     ============

Net loss per share before
   extraordinary item                     $      (1.18)    $      (2.61)    $      (2.66)    $     (12.63)

Extraordinary item per share                      0.05               --               --              .11
                                          ------------     ------------     ------------     ------------
Net loss per share - basic and diluted    $      (1.13)    $      (2.61)    $      (2.66)    $     (12.52)
                                          ============     ============     ============     ============
Weighted average number of
   common shares outstanding                 4,387,405        3,783,931        2,105,811        1,762,514
                                          ============     ============     ============     ============


SEE ACCOMPANYING NOTES.

                             LifeRate Systems, Inc.
                          (A Development Stage Company)

                  Statements of Shareholders' Equity (Deficit)


                                                                                                 DEFICIT
                                                                                               ACCUMULATED
                                                                        COMMON STOCK ISSUED       DURING       STOCK
                                                                       --------------------    DEVELOPMENT SUBSCRIPTIONS
                                                                        SHARES      AMOUNTS       STAGE      RECEIVABLE     TOTAL
                                                                        ------      -------       -----      ----------     -----
Founder's common stock issued during July 1990                          444,400    $   1,000    $      --    $      --   $   1,000
  Net loss for the period                                                    --           --         (200)          --        (200)
                                                                      ---------    ---------    ---------    ---------   ---------
Balance December 31, 1990                                               444,400        1,000         (200)          --         800
  Net loss                                                                   --           --       (3,400)          --      (3,400)
                                                                      ---------    ---------    ---------    ---------   ---------
Balance December 31, 1991                                               444,400        1,000       (3,600)          --      (2,600)
  Common stock issued                                                   392,254       29,400           --      (14,400)     15,000
  Net loss                                                                   --           --     (188,600)          --    (188,600)
                                                                      ---------    ---------    ---------    ---------   ---------
Balance December 31, 1992                                               836,654       30,400     (192,200)     (14,400)   (176,200)
  Sale of common stock                                                   32,000        2,400           --       (1,900)        500
  Private placement of common stock, net of offering costs of $30,700    99,999      269,400           --      (25,000)    244,400
  Conversion of debt into common stock                                   25,000       75,000           --           --      75,000
  Repurchase of common stock                                            (17,733)      (1,300)          --           --      (1,300)
  Canceled stock subscriptions                                         (140,000)     (10,500)          --       10,500          --
  Payments on stock subscription                                             --           --           --        2,600       2,600
  Net loss                                                                   --           --     (574,800)          --    (574,800)
                                                                      ---------    ---------    ---------    ---------   ---------
Balance December 31, 1993 (carried forward)                             835,920      365,400     (767,000)     (28,200)   (429,800)


                             LifeRate Systems, Inc.
                          (A Development Stage Company)

            Statements of Shareholders' Equity (Deficit) (continued)

                                                                                             DEFICIT
                                                                                           ACCUMULATED
                                                                  COMMON STOCK ISSUED        DURING          STOCK
                                                              --------------------------   DEVELOPMENT   SUBSCRIPTIONS
                                                               SHARES          AMOUNTS        STAGE        RECEIVABLE      TOTAL
                                                              ----------    ------------   ------------   ------------   ----------
Balance December 31, 1993 (brought forward)                      835,920    $    365,400   $   (767,000)  $    (28,200)    (429,800)
  Private placement of common stock, net of offering costs of
    $30,700                                                       71,557         183,900             --             --      183,900
  Payments on stock subscriptions                                     --              --             --         26,000       26,000
  Common stock issued for services                                19,331          58,000             --             --       58,000
  Canceled stock subscriptions                                    (1,600)           (100)            --            100           --
  Common stock issued in connection with bridge financing        155,555         700,000             --             --      700,000
  Conversion of accrued salaries into common stock                66,664         300,000             --             --      300,000
  Conversion of notes payable and other indebtedness to
    related parties into common stock                             26,652         120,000             --             --      120,000
  Sale of common stock                                            79,997         310,000             --       (125,000)     185,000
  Net loss                                                            --              --       (872,500)            --     (872,500)
                                                              ----------    ------------   ------------   ------------   ----------
Balance December 31, 1994                                      1,254,076       2,037,200     (1,639,500)      (127,100)     270,600
  Sale of common stock, net of offering costs of $1,393,744    2,209,353      12,297,400             --             --   12,297,400
  Common stock issued for services                                17,665          79,500             --             --       79,500
  Stock subscription canceled as consideration for services
    provided                                                          --              --             --         50,000       50,000
  Stock subscription canceled                                     (6,666)        (30,000)            --         30,000           --
  Payments on stock subscriptions                                     --              --             --         42,100       42,100
  Net loss                                                            --              --     (5,595,300)            --   (5,595,300)
                                                              ----------    ------------   ------------   ------------   ----------
Balance December 31, 1995 (carried forward)                    3,474,428      14,384,100     (7,234,800)        (5,000)   7,144,300


                             LifeRate Systems, Inc.
                          (A Development Stage Company)

            Statements of Shareholders' Equity (Deficit) (continued)

                                                                                           DEFICIT
                                                                                         ACCUMULATED
                                                                COMMON STOCK ISSUED         DURING         STOCK
                                                             -------------------------   DEVELOPMENT   SUBSCRIPTIONS
                                                              SHARES         AMOUNTS        STAGE        RECEIVABLE       TOTAL
                                                             ----------   ------------   ------------   ------------   ------------
Balance December 31, 1995 (brought forward)                   3,474,428   $ 14,384,100   $ (7,234,800)  $     (5,000)  $  7,144,300
  Private placement of common stock, net of offering costs
      of $253,846                                               295,546      1,667,200             --             --      1,667,200
  Payments on stock subscriptions                                    --             --             --          5,000          5,000
  Stock options exercised                                        41,665        235,400             --             --        235,400
  Value of stock options granted for services rendered               --        974,000             --             --        974,000
  Net loss                                                           --             --     (9,873,500)            --     (9,873,500)
                                                             ----------   ------------   ------------   ------------   ------------
Balance December 31, 1996                                     3,811,639     17,260,700    (17,108,300)            --        152,400
  Private placement of common stock, net of offering costs
      of $177,700                                             4,290,000      1,964,400             --             --      1,964,400
  Conversion of notes payable to common stock, net of
      unamortized discount of $31,800                           365,550        525,900             --             --        525,900
  Value of warrants issued to holders of notes                       --        204,500             --             --        204,500
  Stock options exercised                                        17,811         33,400             --             --         33,400
  Value of stock options granted for services rendered               --         27,500             --             --         27,500
  Net loss - restated                                                --             --     (4,962,100)            --     (4,962,100)
                                                             ----------   ------------   ------------   ------------   ------------
Balance December 31, 1997                                     8,485,000   $ 20,016,400   $(22,070,400)  $         --   $ (2,054,000)
                                                             ==========   ============   ============   ============   ============


SEE ACCOMPANYING NOTES.

                             LifeRate Systems, Inc.

                          (A Development Stage Company)
                            Statements of Cash Flows

                                                                                                                JULY 18, 1990
                                                                                                                  (DATE OF
                                                                                                                INCEPTION) TO
                                                                         YEAR ENDED DECEMBER 31                  DECEMBER 31,
                                                                 1997             1996             1995             1997
                                                                 ----             ----             ----             ----
                                                               RESTATED                                           RESTATED
OPERATING ACTIVITIES
Net loss                                                    $ (4,962,100)    $ (9,873,500)    $ (5,595,300)    $(22,070,400)
Adjustments to reconcile net loss to net cash
   used in operating activities:
    Depreciation                                                 309,700          238,600           61,100          636,200
    Amortization of software development costs                    50,500          100,800               --          151,300
    Amortization of discounts on long-term debt                   49,400               --               --           49,400
    Value of stock options granted for services rendered          27,500          974,000               --        1,001,500
    Value of warrants issued to note holders                      43,500               --               --           43,500
    Convertible subordinated note issued for services
       rendered                                                       --        2,250,000               --        2,250,000
    Writedown of software development costs to net
       realizable value                                               --               --          599,600          599,600
    Stock issued for services                                         --               --          129,500          187,500
    Changes in operating assets and liabilities:
      Accounts receivable                                       (135,800)         (38,000)         (80,900)        (278,200)
      Advances to agent                                               --               --          108,000               --
      Prepaid and other current assets                            68,200          (61,700)         (61,000)         (54,500)
      Other  assets                                                   --           11,800           (1,200)              --
      Accounts payable                                          (180,100)        (247,700)         381,400           96,400
      Accrued compensation                                       159,400         (200,900)         (34,700)         503,300
      Accrued consulting fees                                    (81,100)        (296,500)         333,400            5,000
      Accrued royalties                                          (16,400)          36,100               --           19,700
      Other current liabilities                                  (70,700)          72,400           (1,500)          14,200
      Deferred revenue                                            20,500           90,900          (29,600)         172,300
      Deferred rent                                              (11,900)         (11,900)          (8,600)           4,900
                                                            ------------     ------------     ------------     ------------
Net cash used in operating activities                         (4,729,400)      (6,955,600)      (4,199,800)     (16,668,300)

INVESTING ACTIVITIES
Software development costs                                       (28,600)              --         (750,900)        (779,500)
Purchase of furniture and equipment                              (20,100)        (602,600)        (332,400)        (992,500)
                                                            ------------     ------------     ------------     ------------
Net cash used in investing activities                            (48,700)        (602,600)      (1,083,300)      (1,772,000)

FINANCING ACTIVITIES
Payments on notes payable and capital leases                    (265,000)         (27,900)         (55,900)        (426,400)
Stock subscription received                                           --            5,000               --            5,000
Proceeds from issuance of notes payable                        1,737,500               --           51,800        2,027,700
Proceeds from issuance of common stock                         1,997,800        1,902,600       12,424,500       17,598,200
                                                            ------------     ------------     ------------     ------------
Net cash provided by financing activities                      3,470,300        1,879,700       12,420,400       19,204,500
                                                            ------------     ------------     ------------     ------------

(Decrease) increase in cash and cash equivalents              (1,307,800)      (5,678,500)       7,137,300          764,200
Cash and cash equivalents at beginning of period               2,072,000        7,750,500          613,200               --
                                                            ------------     ------------     ------------     ------------
Cash and cash equivalents at end of period                  $    764,200     $  2,072,000     $  7,750,500     $    764,200
                                                            ============     ============     ============     ============


SEE ACCOMPANYING NOTES.

                             LifeRate Systems, Inc.
                          (A Development Stage Company)

                          Notes to Financial Statements
                                December 31, 1997

1.    DESCRIPTION OF BUSINESS

      LifeRate Systems, Inc. (the Company) is a development stage enterprise engaged in marketing a proprietary software operating system to healthcare providers and payors throughout the United States to produce information to measure and quantify the quality and cost of healthcare.


2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

CASH AND CASH EQUIVALENTS

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents. Cash equivalents are carried at cost, which approximates market value.

FURNITURE AND EQUIPMENT

Furniture and equipment, principally computer equipment, is stated at cost. Depreciation is provided using the straight-line method over the estimated useful lives of the assets ranging from 3 to 7 years.

NET LOSS PER SHARE

In 1997, the Financial Accounting Standards Board ("FASB") issued Statement No. 128, "Earnings Per Share." FASB Statement No. 128 replaced the calculation of primary and fully diluted earnings per share with basic and diluted earnings per share. Unlike primary earnings per share, basic earnings per share excludes any dilutive effects of options, warrants and convertible securities. Diluted earnings per share is very similar to fully diluted earnings per share under the previous rules. Earnings per share amounts for all periods have been presented, and where necessary, restated to conform to the FASB Statement No. 128 requirements.

INCOME TAXES

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statement carrying amounts of assets and liabilities and their respective tax bases.

SOFTWARE DEVELOPMENT COSTS

The Company capitalizes software development costs in accordance with the provisions of FASB Statement No. 86, "Accounting for the Costs of Computer Software to be Sold, Leased, or Otherwise Marketed." Capitalization of software development costs, including significant product enhancements, begins upon the establishment of technological feasibility for the product and concludes when the product is available for release to customers. The establishment of technological feasibility and the ongoing assessment of the recoverability of these costs requires considerable judgment by management with respect to certain external factors, including, but not limited to, anticipated future gross product revenue, estimated economic life and changes in software and hardware technology. During 1995, the Company recorded writedowns to the net realizable value of software development costs totaling $599,600 due to pending product upgrades.

REVENUE RECOGNITION

Revenues derived from software licenses are recognized upon execution of a license agreement, delivery of the software product, reasonable assurance of customer acceptance of the software and fulfillment of any other significant contract obligations. Revenues derived from customer service and support activities are deferred and recognized ratably over the term of the contract. Revenues derived from software development contracts will be recognized using a percentage of completion

                             LifeRate Systems, Inc.
                          (A Development Stage Company)

                          Notes to Financial Statements
                                December 31, 1997

method based on meeting key milestones over the term of the contract. Cash received as deposits on software license contracts is recorded as deferred revenue in the accompanying balance sheet.

COST OF REVENUES

Cost of revenues includes royalty expense, amortization of capitalized software expense and costs of customer support activities.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from the estimates.

IMPAIRMENT OF LONG-LIVED ASSETS

The Company will record impairment losses on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amount.

STOCK-BASED COMPENSATION

The Company has adopted the disclosure only provisions of FASB Statement No. 123, "Accounting for Stock-Based Compensation," but applies Accounting Principles Board Opinion No. 25 (APB 25), and related interpretations in accounting for its stock option plans. Under APB 25, when the exercise price of employee stock options equals the market price of the underlying stock on the date of grant, no compensation expense is recognized.

RECENTLY ISSUED ACCOUNTING STANDARDS

In June 1997, the FASB issued Statement No. 130, "Reporting Comprehensive Income." FASB Statement No. 130 is effective for financial statements for fiscal years beginning after December 15, 1997. This standard defines comprehensive income as the changes in equity of an enterprise except those resulting from stockholder transactions. All components of comprehensive income are required to be reported in a new financial statement. Management believes the adoption of FASB Statement No. 130 will not have a material effect on the Company's financial statements.

In June 1997, the FASB also issued Statement No. 131, "Disclosures about Segments of an Enterprise and Related Information." FASB Statement No. 131 is effective for financial statements for periods beginning after December 15, 1997. FASB Statement No. 131 establishes standards for disclosures about operating segments, products and services, geographic areas and major customers. Management believes the adoption of FASB Statement No. 131 will not have a material effect on the Company's financial statements.

The American Institute of Certified Public Accountants has approved a new Statement of Position 97-2, "Software Revenue Recognition" ("SOP 97-2"), which will supersede Statement of Position 91-1, "Software Revenue Recognition." Management is currently evaluating the impact of SOP 97-2 and has not determined the result, if any, on the Company's financial position, results of operations or cash flows.

RECLASSIFICATION

Certain prior year amounts have been reclassified to conform with the 1997 presentation.

                             LifeRate Systems, Inc.
                          (A Development Stage Company)

                          Notes to Financial Statements
                                December 31, 1997

3.    CONTINUED EXISTENCE

The company has incurred losses since inception and has an accumulated deficit of $22,070,400 at December 31, 1997. The Company's ability to continue as a going concern and the realization of its assets and orderly satisfaction of its liabilities are dependent on obtaining additional funds from outside sources and generating sufficient working capital from operations. The Company estimates that cash balances at December 31, 1997 and proceeds from the January 1998 sale of common stock will not be enough to fund operations for 1998. The Company will require additional capital during 1998 to continue operations and is currently exploring financing alternatives. There can be no assurance that the Company will be successful in obtaining additional financing.

4.    LONG-TERM DEBT AND EXTRAORDINARY ITEM

      Long-term debt consists of the following:

                                                                            DECEMBER 31
                                                                        1997            1996
                                                                    -----------     -----------
       Convertible subordinated note payable, non-interest
        bearing at December 31, 1997 (10% interest at December
        31, 1996), due April 2002                                   $ 2,250,000     $ 2,250,000

       Convertible promissory note payable, non-interest
        bearing, due May 2002                                         1,000,000              --

       Note payable, bears interest at 1.0% above prime
        (9.5% at December 31, 1997), due in monthly
        installments of $970 plus interest through February 1998          1,700          12,600

       Capital lease obligation, bears interest at 19.1%,
        due in monthly installments of $1,020 through March 1999         13,500           1,000
                                                                    -----------     -----------
                                                                      3,265,200       2,263,600
       Less discount on Medtronic, Inc. note                           (146,400)             --
       Current portion - long-term debt                                 (12,300)        (11,800)
                                                                    -----------     -----------
                                                                    $ 3,106,500     $ 2,251,800
                                                                    ===========     ===========

Future payments of long-term debt and capital lease obligations are as follows:

      Year ending December 31:
           1998                                                                         $13,900
           1999                                                                           3,100
           2002                                                                       3,250,000
                                                                                    -----------
                                                                                      3,267,000
      Less amount representing interest                                                  (1,800)
                                                                                    -----------
                                                                                    $ 3,265,200
                                                                                    ===========

In March 1997, the Company issued a $2,250,000 convertible subordinated note for services previously rendered by a physician group. In November 1997, the terms of the note were restructured. Under the new terms, the convertible subordinated note was changed to be non-interest bearing (prior to the restructuring the note incurred interest at 10% per year) and all accrued interest from March 1997 to November 1997, amounting to approximately $142,400, was forgiven. The note is convertible into shares of the Company's common stock at the conversion rate of $3.32 per share.

                             LifeRate Systems, Inc.
                          (A Development Stage Company)

                          Notes to Financial Statements
                                December 31, 1997

In May 1997, the Company issued a $1,000,000 convertible promissory note to Medtronic, Inc. The terms of the note called for interest to be incurred at the prime rate and the note was due on the earlier of November 30, 1997 or the completion of $5,000,000 of additional financing for the Company. In connection with the note, the Company issued Medtronic a warrant to purchase 100,000 shares of stock at a price of $2.00 per share. The warrant was determined to have a value of $161,000 and is being amortized over the life of the note. The warrant expires in 2002. In November 1997, the terms of the note were changed to be non-interest bearing, accrued interest of approximately $44,000 was forgiven, and the term of the note was extended to 2002. In addition, the conversion price on the note was changed to $1.50 per share and the exercise price on the warrant was changed to $.50 per share.

NOTES PAYABLE - RELATED PARTY

The Company entered into a settlement agreement with a former employee and director to remit unpaid compensation amounting to $6,500, which was paid in full during 1996. During 1997, non-employee directors of the Company loaned the Company $46,200. In November 1997, $5,775 of the loans were converted into 11,550 shares of common stock and $40,425 was repaid.

EXTRAORDINARY ITEM

The extraordinary item of $200,000 in 1997 relates to the cancellation of $200,000 in interest due on various notes from the time of issuance until November 1997, when the terms of the notes were restructured. The Company has restated previously issued financial results for the year ended December 31, 1997. The restated financial results reflect the correction of an error related to the extraordinary gain recognized in a transaction recorded as a troubled debt restructuring. The Company had previously reported an extraordinary amount of $1,312,800 for the year ended December 31, 1997. In restating the amount of the extraordinary item, the Company is reversing the discounts previously provided and accounted for on the restructured notes. Future operations will be positively impacted by the restatement since the discount would have resulted in interest expense being recorded over the life of the notes. The following summarizes the impact of the restatement on operations for the year ended December 31, 1997:

                                            As reported      Restated
                                            -----------      --------

      Extraordinary item-debt
          restructuring                     $1,312,800       $200,000

      Extraordinary item per share          $     0.30       $   0.05

      Net loss per share --
          basic and diluted                 $    (0.88)      $  (1.13)

5.    COMMON STOCK AND WARRANTS

In March 1995, the Company sold 1,046,500 shares of common stock in an initial public offering. The offering resulted in net proceeds to the Company of $4,294,700. In connection with the public offering the Company granted the underwriter warrants to purchase 91,000 shares of common stock at $6.00 per share. The warrants may be exercised over a four year period beginning March 1996.

In December 1995, the Company sold 600,000 shares of common stock to Medtronic, Inc., resulting in net proceeds to the Company of $4,782,400. In connection with the sale of common stock, the Company entered into a license and development agreement with Medtronic (see Note 12).

Also in December 1995, the Company sold 562,853 shares of common stock in a private placement. The sale resulted in net proceeds to the Company of $3,220,300.

In January 1996, the Company sold an additional 295,546 shares of common stock resulting in net proceeds to the Company of $1,667,200. In connection with the December 1995 and January 1996 private placements of stock, the Company agreed to grant the underwriter 85,540 warrants to purchase shares of common stock. The warrants are exercisable at a price of $6.50 and remain outstanding for a period of ten years.

In July 1997, the Company issued convertible promissory notes totaling $500,000. Purchasers of the notes also received 50,000 warrants at an exercise price of $2.00 per share. The warrants remain outstanding for a period of five years. In connection with the sale of the notes, the underwriter was granted a warrant to purchase 25,000 shares of common stock. The warrant is exercisable at a price of $2.00 per share and remains outstanding for a period of five years. In November 1997, the convertible promissory notes were converted into 250,000 shares of common stock at a conversion price of $2.00 per share and $13,600 of accrued interest was forgiven.

In November 1997, a director loan of $5,775 was converted into 11,550 shares of stock at a price of $.50 per share. In November 1997, notes payable for an aggregate of $52,000 were converted into 104,000 shares of common stock at a price of $.50 per share and ten year warrants for 104,000 shares of common stock at an exercise price of $1.50 per share.

                             LifeRate Systems, Inc.
                          (A Development Stage Company)

                          Notes to Financial Statements
                                December 31, 1997

In November 1997, the Company sold 4,290,000 shares of common stock and issued warrants to purchase 4,290,000 shares of common stock at an exercise price of $1.50. The warrants expire in November 2007. The sale resulted in net proceeds to the Company of $1,964,400.

As of December 31, 1997, the Company had 4,901,395 warrants outstanding with exercise prices ranging from $ .50 to $6.50. The warrants expire at various dates ranging from December 1999 to November 2007.

6.    EMPLOYEE STOCK PURCHASE PLAN

The Company has an Employee Stock Purchase Plan whereby eligible employees may purchase on each purchase date, as defined, shares of common stock at the lower of 85% of the market price at the time of grant or the time of purchase. Employees may contribute up to 10% of wages to the plan and may purchase up to 2,000 shares per year under the plan. There are 100,000 shares reserved for this plan. During 1997, 17,811 shares were issued at prices ranging from $.53 to $2.76.

7.    STOCK OPTIONS

In December 1993, the Company adopted the LifeRate Systems, Inc. 1993 Stock Option Plan (the "Plan"). The Company has reserved 750,000 shares for issuance to employees and consultants as either incentive stock options or non-qualified options. Under the Plan, incentive stock options may be granted at prices not less than the fair market value of the Company's common stock at the grant date. The grant price of non-qualified options is determined by the Board Committee administering the Plan, but the grant price must be at least 85% of the fair market value of the common stock as of the grant date. Options are exercisable based on terms set by the Board Committee and the option term may not exceed ten years from the date of grant.

Option activity is summarized as follows:

                                             1997                         1996                         1995
                                  -------------------------     -------------------------    -------------------------
                                                    AVERAGE                      AVERAGE                       AVERAGE
                                                   WEIGHTED                     WEIGHTED                      WEIGHTED
                                                   EXERCISE                     EXERCISE                      EXERCISE
                                    SHARES          PRICE         SHARES          PRICE        SHARES          PRICE
                                  ----------     ----------     ----------     ----------    ----------     ----------
    Outstanding at beginning
     of year                         409,441     $     7.68        250,106     $     5.97        84,442     $     3.36
    Granted                          302,779           2.82        274,333           8.84       245,664           5.90
    Exercised                             --                       (41,665)          5.66            --
    Canceled                        (539,873)          5.77        (73,333)          7.35       (80,000)          5.88
                                  ----------     ----------     ----------     ----------    ----------     ----------
    Outstanding at end of year       172,347     $     5.14        409,441     $     7.68       250,106     $     5.97
                                  ==========     ==========     ==========     ==========    ==========     ==========
    Options exercisable
    at year-end                      147,789     $     5.52        239,326     $     7.03       167,445     $     3.97
                                  ==========     ==========     ==========     ==========    ==========     ==========

At December 31, 1997, there were 577,653 shares available for grant under the 1993 Stock Option Plan.

The following table summarizes information about stock options outstanding at December 31, 1997:

                             LifeRate Systems, Inc.
                          (A Development Stage Company)

                          Notes to Financial Statements
                                December 31, 1997

                                   OPTIONS OUTSTANDING              OPTIONS EXERCISABLE
                         -------------------------------------    ----------------------
                            NUMBER        WEIGHTED                  NUMBER
                         OUTSTANDING      AVERAGE     WEIGHTED    EXERCISABLE   WEIGHTED
                             AT          REMAINING     AVERAGE        AT         AVERAGE
         RANGE OF        DECEMBER 31,   CONTRACTUAL   EXERCISE    DECEMBER 31,  EXERCISE
      EXERCISE PRICES       1997            LIFE       PRICE         1997        PRICE
      ---------------       ----            ----       -----         ----        -----
     $1.00 to $1.938       30,707       4.7 Years     $  1.33       30,707     $    1.33
     $2.625 to $3.00       44,974       5.5 Years        2.91       20,416          3.00
     $5.875 to $6.33       45,666       7.2 Years        5.99       45,666          5.99
     $8.625                51,000       8.4 Years        8.625      51,000          8.625
                          -------                                  -------
                          172,347       6.7 Years     $  5.14      147,789     $    5.52
                          =======                                  =======

The Company has also granted non-qualified options to certain employees and directors that are outside of the 1993 Stock Option Plan. These options total 956,000 shares with prices ranging from $.50 to $5.00 per share. Expiration dates of these options range from August 2003 to March 2007. At December 31, 1997, 306,001 options were exercisable at a weighted average exercise price of $2.23 per share.

In March 1997, the Company canceled previously granted options held by employees and consultants to purchase 186,000 shares of common stock with original exercise prices that ranged from $4.50 to $10.625 per share. New options totaling 163,550 shares were granted with exercise prices ranging from $2.625 to $3.00 per share.

Pro forma information regarding net loss and loss per share is required by FASB Statement 123, and has been determined as if the Company had accounted for its employee stock options under the fair value method of that Statement. For purpose of pro forma disclosures, the estimated fair value of the options is amortized to expense over the options' vesting period. The Company's pro forma information follows:

                                                       1997             1996            1995
                                                       ----             ----            ----
     Pro forma net loss                            $(5,332,400)    $(11,094,600)    $(5,931,700)
     Pro forma loss per share - basic and diluted       $(1.22)          $(2.93)         $(2.82)

The pro forma effect on the net loss for 1997, 1996 and 1995 is not representative of the pro forma effect on net income (loss) in future years because it does not take into consideration pro forma compensation expense related to grants made prior to 1995.

The fair value of options granted during 1997, 1996 and 1995 was estimated using the Black-Scholes option pricing model with the following assumptions: no dividend yield; a risk free interest rate of 5.5%, 6.0% and 6.0% during 1997, 1996 and 1995, respectively; expected volatility of the market price of the Company's common stock of 71%, 64% and 64% during 1997, 1996 and 1995, respectively; and expected option lives ranging from three to five years. The weighted average fair value of plan options granted at market prices during the years ended December 31, 1997, 1996 and 1995 was $1.05, $5.19 and $3.33 per
share, respectively. The weighted average fair value of non-plan options granted at market prices during the years ended December 31, 1997, 1996 and 1995 was $.90, $3.09 and $2.68 per share, respectively.

The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options, which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

                             LifeRate Systems, Inc.
                          (A Development Stage Company)

                          Notes to Financial Statements
                                December 31, 1997

8.    INCOME TAXES

The tax effects of significant components of the Company's deferred tax assets and liabilities are as follows:

                                                       1997             1996
                                                       ----             ----
     Deferred tax assets:
        Net operating loss carryforwards            $8,688,800      $6,704,000
        Accounts receivable allowance                   25,100          24,100
        Deferred rent                                    2,000           6,700
        Deferred revenue                                68,900          60,700
        Accrued salaries                                81,300          17,200
        Accrued consulting fees                          2,000          34,400

     Deferred tax liabilities:
        Depreciation                                    49,500          56,300
                                                   -----------      ----------
        Net deferred tax assets                      8,818,600       6,790,800
        Valuation allowance                          8,818,600       6,790,800
                                                   -----------      ----------
                                                   $        --      $       --
                                                   ===========      ==========

A valuation allowance of 100% of tax benefits has been provided because of the Company's history of operating losses.

At December 31, 1997, the Company had net operating loss carryforwards of approximately $21,721,900 that expire at various times through the year 2012. The Company's ability to utilize these carryforwards to offset future taxable income is subject to certain restrictions under Section 382 of the Internal Revenue Code in the event of certain changes in the equity ownership of the Company. The Company experienced ownership changes in 1993, 1995 and 1997. However, the Company does not believe that such changes will significantly limit its ability to use the existing net operating loss carryforwards.

9.    COMMITMENTS

LEASES

The Company leases its office facilities under an operating lease that expires September 30, 2001. The Company leases office equipment under various operating leases, which expire from September 1999 to March 2001. Rent expense for the years ended December 31, 1997, 1996, and 1995 was $255,700, $182,600 and
$72,300, respectively. Future minimum rental payments required under the leases are as follows:

     Year ending December 31:
     1998                                                             $262,600
     1999                                                              276,600
     2000                                                              208,900
     2001                                                              139,600
                                                                      --------
                                                                      $887,700
                                                                      ========

LETTER OF CREDIT

In January 1997, the Company issued a standby letter of credit in the amount of $50,000, expiring December 31, 2001, which is being maintained to support the installation of software. The agreement provides for a reduction of the letter of credit by $10,000 each at October 1, 1997, October 1, 1998, October 1, 1999 and October 1, 2000. Partial draws are not permitted. The balance at December 31, 1997 on the letter of credit was $40,000.

                             LifeRate Systems, Inc.
                          (A Development Stage Company)

                          Notes to Financial Statements
                                December 31, 1997

10.   MARKETING AGREEMENTS

In November 1994, the Company entered into a marketing arrangement with Clinical Sales and Services, Inc. (CSSI), pursuant to which CSSI agreed to assist the Company in coordinating and conducting marketing of the Company's system to healthcare providers and payers. The agreement had an initial term of three years and was renewable on an annual basis thereafter.

In September 1995, the Company entered into a new sales and marketing agreement with CSSI. The agreement called for monthly business development fees of $30,000 to be offset by commissions earned by CSSI on product sales. The amount of business development fees paid per month was subject to adjustment by the parties. In addition, the Company granted certain individuals affiliated with CSSI options to purchase 100,000 shares of the Company's common stock. The options were exercisable at a price of $5.875 with a term of ten years from the date of grant. These options were subsequently canceled.

In December 1995, the Company's Board of Directors approved the direct employment of CSSI personnel by the Company and the termination of the September 1995 sales and marketing agreement. In connection with this resolution, the Company granted options for the purchase of 299,000 shares of the Company's common stock to certain CSSI individuals. These options were granted at exercise prices ranging from $7.13 to $9.00 per share. During 1996, these options were subsequently canceled.

No expense was incurred in 1997 or 1996 by the Company related to CSSI business development fees. In 1995, the Company paid CSSI $1,650,000 in business development fees and other costs.

11.   LICENSE, ROYALTY AND DEVELOPMENT AGREEMENTS

In 1995, the Company entered into an agreement with a physician group, of which a doctor in the group was a member of the Company's Board of Directors. The agreement called for the physician group to assist in the development and implementation of practice guidelines and clinical outcomes associated with the Company's software products. In 1995, the Company incurred expense of $150,000 related to assistance provided by the physicians group and recorded $50,000 of revenue for systems design work and implementation. In addition, the agreement called for the Company to issue the physician group shares of common stock if certain product sales of the Company's database occurred. In March 1997, this agreement was terminated. The Company issued the physician group a $2,250,000 convertible subordinated note as compensation for services rendered by the physician group in prior years. The terms of the note were restructured in November 1997. (See Note 4). The physician group may convert up to $2,000,000 of the convertible subordinated note into common stock at a conversion rate of $3.32 per share, subject to certain antidilution provisions.

In July 1995, the Company entered into a license agreement with an advisor to the Company. The agreement called for the Company to grant to the advisor a license to utilize software developed by the advisor at one healthcare facility. In addition, the Company agreed to pay to the advisor a royalty of 7.5% through December 31, 1998, and 5% thereafter, on certain product sales. In connection with the agreement, the Company granted the advisor options to purchase 26,000 shares of the Company's common stock at an exercise price of $4.50 per share. In March 1997, this agreement was modified. Under the terms of the modified agreement, after March 31, 1997, no royalties will be due until the sooner of the Company reaching $20,000,000 of cumulative revenues or January 1, 1999, at which time the Company will pay royalties of 3% of gross sales to the physician. The Company will pay the physician royalties of 3.6% on all gross revenues once the Company has reached $100,000,000 of gross revenues. In addition, the Company agreed to make certain milestone payments aggregating $450,000 based upon the Company reaching certain revenue goals and had agreed to pay the physician $100,000 per year for the next five years under a consulting agreement. Also, the Company granted the physician an option to purchase 550,000 shares of common stock at $2.625 per share for assistance with the development of the Company's system. The fair value of these options at the date of grant was $924,000. In November 1997, the consulting agreement and the Company's obligation to make certain milestone payments were canceled. Also, the option to purchase 550,000 shares of common stock was changed to 200,000 shares of common stock with an exercise price of $1.00 per share.

The Company incurred royalty expense of $36,500, $46,200 and $0 in 1997, 1996 and 1995, respectively.

                             LifeRate Systems, Inc.
                          (A Development Stage Company)

                          Notes to Financial Statements
                                December 31, 1997

12.   MEDTRONIC AGREEMENT

In December 1995, the Company entered into a license and development agreement with Medtronic, Inc. Under the agreement, the Company granted Medtronic a 30 year worldwide, royalty free license relating to the sales and use of the Company's system sold by Medtronic under the agreement. The Company has agreed to pay a commission to Medtronic relating to any assessment, installation, training, data conversion and monthly service fees. In addition, the Company has agreed to install its system at one site specified by Medtronic at no cost and to engage with Medtronic in joint development of products and services.

13.   SUPPLEMENTAL CASH FLOW INFORMATION

The Company entered into the following non-cash transactions:

                                                                DECEMBER 31
                                                      1997          1996          1995
                                                   ----------    ----------    ----------
      Stock subscription receivable canceled as
        consideration for services provided        $       --    $       --    $   50,000
      Conversion of notes payable
        into common stock                             557,800            --            --
      Equipment and other assets
        acquired under a capital lease                 20,200            --            --

14.   MAJOR CUSTOMERS

In 1997, the Company had three customers that accounted for 44.3%, 16.1% and 15.7% of revenue, respectively. In 1996, two customers accounted for 56.8% and 11.1% of revenue, respectively.

15.   LEGAL PROCEEDINGS

In February 1998, the Company was named in a complaint brought in New York state court, by a shareholder, alleging fraud, deceit, negligent misrepresentation and other wrongdoing in connection with the Company's December 1995 private placement of common stock. The plaintiffs, who purchased approximately $1 million of common stock, are seeking rescission of their investment, compensatory damages, punitive damages and restitution of profits received by the Company and other named defendants. The Company has not yet had an opportunity to evaluate the claims against the Company in detail but believes the claims to be without merit and plans to vigorously defend this action. It is not possible at this time to estimate the loss, if any, the Company will incur with regards to the legal proceedings, and thus the Company has not established a reserve for the outcome of the proceedings.

16.   SUBSEQUENT EVENT

In January 1998, a special meeting of shareholders was held. At the meeting the shareholders approved increasing the authorized shares of common stock from 20,000,000 shares to 75,000,000 shares.

Also in January 1998, the Company sold an additional 4,000,000 shares of common stock and issued warrants to purchase 4,000,000 shares of common stock at an exercise price of $1.50 per share. The warrants expire in January 2008. Net proceeds to the Company from the sale were $1,958,000.

17.   SUBSEQUENT EVENT (UNAUDITED)

In August 1998, the Company ceased operations and began winding down its business, reducing expenses, collecting receivables and negotiating the termination or satisfaction of all of its remaining obligations. The Company adopted the liquidation basis of accounting as of August 1998.

                             LIFERATE SYSTEMS, INC.
                          (A Development Stage Company)
                            Condensed Balance Sheets

                                                                     June 30,      December 31,
                                                                      1998             1997
                                                                  ------------     ------------
                                                                    Restated         Restated
ASSETS                                                              (Unaudited)        (Note)
Current assets:
      Cash and cash equivalents                                   $  1,251,400     $    764,200
      Accounts receivable, less allowance of $62,500
      at June 30, 1998 and $62,850 at December 31, 1997                163,600          278,200
      Prepaid expenses and other current assets                         58,100           59,800
                                                                  ------------     ------------
Total current assets                                                 1,473,100        1,102,200

Furniture and fixtures                                                 177,600          177,600
Computer equipment                                                     861,800          872,000
                                                                  ------------     ------------
                                                                     1,039,400        1,049,600
Less accumulated depreciation                                          743,900          635,600
                                                                  ------------     ------------
                                                                       295,500          414,000
Software development costs, net of amortization
 of $16,200 at June 30, 1998                                            97,000           28,600
                                                                  ------------     ------------

Total Assets                                                      $  1,865,600     $  1,544,800
                                                                  ============     ============

LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)
Current liabilities:
      Accounts payable and other accrued liabilities              $    396,200     $    299,600
      Other current liabilities                                          3,400            3,200
      Current portion of long-term debt
       and capitalized lease obligations                                 7,900           12,300
                                                                  ------------     ------------
Total current liabilities                                              407,500          315,100

Long-term debt and capital lease obligations                         3,120,300        3,106,500
Deferred rent                                                               --            4,900
Deferred revenue                                                       130,300          172,300

Shareholders' equity (deficit):
      Preferred stock, no par value:
        Authorized shares - 1,000,000
        Issued and outstanding shares-none in 1998 and 1997                 --               --
      Common stock, no par value:
        Authorized shares - 75,000,000
        Issued and outstanding shares - 12,487,000 at June 30,
        1998 and 8,485,000 at December 31, 1997                     21,972,300       20,016,400
      Deficit accumulated during the development stage             (23,764,800)     (22,070,400)
                                                                  ------------     ------------
Total shareholders' equity (deficit)                                (1,792,500)      (2,054,000)
                                                                  ------------     ------------
Total liabilities and shareholders' equity (deficit)              $  1,865,600     $  1,544,800
                                                                  ============     ============

Note: The December 31, 1997 balance sheet has been derived from the restated December 31, 1997 audited financial statements.

                             LIFERATE SYSTEMS, INC.
                          (A Development Stage Company)
                            Statements of Operations
                                   (Unaudited)

                                                                                                                JULY 18, 1990
                                                     THREE MONTHS                      SIX MONTHS                 (DATE OF
                                                    ENDED JUNE 30                     ENDED JUNE 30             INCEPTION) TO
                                                1998             1997             1998             1997         JUNE 30, 1998
                                            ------------     ------------     ------------     ------------     -------------
                                              RESTATED                          RESTATED                           RESTATED
Net revenues                                $    121,600     $     44,800     $    395,500     $    243,600     $  2,206,100
Cost of revenues                                 222,400          220,900          444,700          520,600        2,507,200
                                            ------------     ------------     ------------     ------------     ------------
Gross profit                                    (100,800)        (176,100)         (49,200)        (277,000)        (301,100)

Operating expenses:
      Sales and marketing                        151,700          387,200          354,500          765,000        6,310,000
      Research and development                   332,300          360,900          553,800          742,000        9,398,200
      General and administrative                 462,500          655,100          763,300        1,143,400        8,047,200
                                            ------------     ------------     ------------     ------------     ------------
Total operating expenses                         946,500        1,403,200        1,671,600        2,650,400       23,755,400
                                            ------------     ------------     ------------     ------------     ------------
Loss from operations                          (1,047,300)      (1,579,300)      (1,720,800)      (2,927,400)     (24,056,500)
Interest income and other income, net             21,000            9,000           46,000           24,000          447,600
Interest expense                                   9,900           71,400           19,600           71,700          355,900
                                            ------------     ------------     ------------     ------------     ------------
Net loss before extraordinary item            (1,036,200)      (1,641,700)      (1,694,400)      (2,927,100)     (23,964,800)
Extraordinary item - debt restructuring               --               --               --               --          200,000
                                            ------------     ------------     ------------     ------------     ------------
Net loss                                    $ (1,036,200)    $ (1,641,700)    $ (1,694,400)    $ (2,975,100)    $(23,764,800)
                                            ============     ============     ============     ============     ============

Net loss per share - basic and diluted      $      (0.08)    $      (0.43)    $      (0.14)    $      (0.78)    $      (9.84)
                                            ============     ============     ============     ============     ============

Weighted average number of common shares
   outstanding                                12,485,000        3,819,708       11,818,333        3,819,708        2,413,922
                                            ============     ============     ============     ============     ============


See accompanying notes

                             LIFERATE SYSTEMS, INC.
                          (A Development Stage Company)
                            Statements of Cash Flows
                                   (Unaudited)

                                                                                                                 JULY 18, 1990
                                                                                                                   (DATE OF
                                                                                        SIX MONTHS               INCEPTION) TO
                                                                                       ENDED JUNE 30,              JUNE 30,
                                                                                   1998             1997             1998
                                                                               ------------     ------------     ------------
                                                                                 RESTATED                           RESTATED
OPERATING ACTIVITIES
Net loss                                                                       $ (1,694,400)    $ (2,975,100)    $(23,764,800)
Adjustments to reconcile net loss to net cash used in operating activities:
      Depreciation                                                                  141,400          148,400          777,600
      Amortization of software development costs                                     16,200           50,500          167,500
      Amortization of discounts on long-term debt                                    13,800               --           63,200
      Value of stock options granted for services rendered                               --            8,300        1,001,500
      Value of warrants issued to note holders                                           --               --           43,500
      Convertible subordinated note issued for services rendered                         --               --        2,250,000
      Writedown of software development costs to net realizable value                    --               --          599,600
      Stock issued for services                                                          --               --          187,500
      Changes in operating assets and liabilities:
        Accounts receivable                                                         114,600          (94,200)        (163,600)
        Prepaid and other current assets                                              1,700           13,200          (52,800)
        Accounts payable and other accrued  liabilities                              96,800           59,000          735,400
        Deferred revenue                                                            (42,000)          58,700          130,300
        Deferred rent                                                                (4,900)          (5,900)              --
                                                                               ------------     ------------     ------------
Net cash used in operating activities                                            (1,356,800)      (2,737,100)     (18,025,100)

INVESTING ACTIVITIES
Software development costs                                                          (84,600)              --         (864,100)
Purchase of furniture and equipment                                                 (23,800)         (30,700)      (1,016,300
Proceeds from equipment sales                                                           900               --              900
                                                                               ------------     ------------     ------------
Net cash used in investing activities                                              (107,500)         (30,700)      (1,879,500)

FINANCING ACTIVITIES
Payments on notes payable and capital lease obligations                              (4,400)          (9,700)        (430,800)
Stock subscription received                                                              --               --            5,000
Proceeds from issuance of notes payable                                                  --        1,017,500        2,027,700
Proceeds from issuance of common stock                                            1,955,900           30,900       19,554,100
                                                                               ------------     ------------     ------------
Net cash provided by financing activities                                         1,951,500        1,038,700       21,156,000
                                                                               ------------     ------------     ------------
Increase in cash and cash equivalents                                               487,200       (1,729,100)       1,251,400
Cash and cash equivalents at beginning of period                                    764,200        2,072,000               --
                                                                               ------------     ------------     ------------
Cash and cash equivalents at end of period                                     $  1,251,400     $    342,900     $  1,251,400
                                                                               ============     ============     ============


See accompanying notes

                             LIFERATE SYSTEMS, INC.
                          (A Development Stage Company)
                     Notes to Condensed Financial Statements
                                  June 30, 1998


1.    Organization and Description of Business

      LifeRate Systems, Inc. is a development stage enterprise engaged in marketing proprietary clinical software systems to health care providers and payors to produce information to measure and quantify the quality and cost of health care.

2.    Basis of Presentation

      The financial information presented as of June 30, 1998 and 1997 has been prepared from the books and records without audit. Financial information as of December 31, 1997 is based on audited financial statements of LifeRate Systems, Inc. but does not include all disclosures required by generally accepted accounting principles. In the opinion of management, all adjustments, consisting only of normal recurring adjustments necessary for a fair presentation of the financial information for the periods indicated have been included. For further information regarding the Company's accounting policies, refer to the financial statements and attached notes included in the Company's Form 10-KSB for the fiscal year ended December 31, 1997 as filed with the Securities and Exchange Commission.

3.    Significant Accounting Policies

      In October 1997, the American Institute of Certified Public Accountants approved Statement of Position 97-2, "Software Revenue Recognition" ("SOP 97-2"), which supersedes Statement of Position 91-1, "Software Revenue Recognition." SOP 97-2 was effective for transactions entered into in the first quarter of 1998. The adoption of the standards in SOP 97-2 did not have a significant impact on the Company's financial statements.

4.    Reclassified

      Certain prior year amounts have been reclassified to conform to the current year presentation.

5.    Restatement

      The Company has restated previously issued financial results for the year ended December 31, 1997. The restated financial results reflect the correction of an error related to the extraordinary gain recognized in a transaction recorded as a troubled debt restructuring. The following summarizes the impact of the restatement on operations for the six months ended June 30, 1998:

                                       As reported       Restated
                                       -----------      -----------

      Net loss                         $(1,799,500)     $(1,694,400)

      Net loss per share --
          basic and diluted            $     (0.15)     $     (0.14)

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      Article IX of the Company's Amended and Restated Articles of Incorporation provides the Company's Board of Directors with the power and authority to limit the liability of its directors to the fullest extent permitted by the Minnesota Business Corporation Act. Specifically, directors of the Company will not be personally liable for monetary damages for breach of fiduciary duty as directors, except liability for (i) any breach of the duty of loyalty to the Company or its shareholders, (ii) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) dividends or other distributions of corporate assets that are in contravention of certain statutory or contractual restrictions, (iv) violations of certain Minnesota securities laws, or (v) any transaction from which the director derives an improper personal benefit. Liability under federal securities law is not limited by the Amended and Restated Articles of Incorporation or action by the Company's Board of Directors.

      The Minnesota Business Corporation Act requires that the Company indemnify any director, officer or employee made or threatened to be made a party to a proceeding, by reason of the former or present official capacity of the person, against judgments, penalties, fines, settlements and reasonable expenses incurred in connection with the proceeding if certain statutory standards are met. "Proceeding" means a threatened, pending or completed civil, criminal, administrative, arbitration or investigative proceeding, including a derivative action in the name of the Company. Reference is made to the detailed terms of
Section 302A.521 of the Minnesota Business Corporation Act for a complete statement of such indemnification rights. The Company's Bylaws also require the Company to provide indemnification to the fullest extent of the Minnesota Business Corporation Act.

      The Company maintains directors' and officers' liability insurance, including a reimbursement policy in favor of the Company.

      Pursuant to the Purchase Agreement, the directors and officers of the Company are indemnified against certain civil liabilities that they may incur under the Securities Act in connection with this Registration Statement and the related Prospectus.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company is aware that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

      The following table sets forth estimated expenses incurred by the Company in connection with the issuance and distribution of the Shares being registered. All such expenses are estimated except for the SEC registration fee.

      SEC registration fee......................................      $2.82
      Printing expenses.........................................   2,500.00
      Fees and expenses of counsel for the Company..............   5,000.00
      Fees and expenses of accountants for Company..............   5,000.00
      Blue sky fees and expenses................................     500.00
      Miscellaneous.............................................   5,000.00

                  *Total........................................ $18,002.82

-----------------------

*     None of the expenses listed above will be borne by the Selling
      Shareholders.

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

      Since October 15, 1995, the Company has issued the following securities without registration under the Securities Act:

1. In December 1995, the Company issued to Medtronic, Inc. 600,000 shares of Common Stock at a price of $8.00 per share for a total purchase price of $4,800,000.

2. In December 1995, the Company issued an aggregate of 562,853 shares of Common Stock to accredited investors at a price of $6.50 per share for a total purchase price of approximately $3,658,545. In connection therewith, the Company issued to a selling agent a warrant to purchase 56,286 shares of Common Stock and paid commissions to the selling agent equal to 10% of gross proceeds and reimbursed certain expenses.

3. In January 1996, the Company issued an aggregate of 295,546 shares of Common Stock to accredited investors at a price of $6.50 per share for a total purchase price of $1,921,049. In connection therewith, the Company issued to a selling agent a warrant to purchase 29,555 shares of Common Stock and paid commissions to the selling agent equal to 10% of gross proceeds and reimbursed certain expenses.

4. In March 1997, the Company issued a convertible subordinated promissory note to The Atlanta Cardiology Group, P.C. ("ACG") in the principal amount of $2,250,000, maturing on April 1, 2002. As originally issued, the note accrued interest at the rate of 10% per year and interest was payable at the rate of 5% per year, with the remainder payable at the maturity date. Up to $2,000,000 of the principal amount of the note is convertible by ACG into Common Stock at the rate of $3.32 per share, subject to adjustment in certain cases to protect ACG from certain dilutive events. This note was issued in exchange for the cancellation of a royalty agreement with ACG. In connection with the November, 1997 equity financing, this note was amended to be non-interest bearing.

5. In May 1997, the Company issued to Medtronic, Inc. a convertible promissory note in the principal amount of $1,000,000 and a warrant to purchase 100,000 shares of Common Stock at an exercise price of the lower of $2.00 per share or the average price per share of Common Stock paid by all purchasers of Common Stock in the Company's next equity financing. In connection with the November, 1997 equity financing, the warrant was amended to reflect an exercise price of $.50 per share. As originally issued, the note was convertible, at the option of Medtronic, Inc., into Common Stock at a conversion price of $2.00 per share and bore interest at the prime rate. In connection with the November, 1997 equity financing, the note was amended to reflect a conversion rate of $1.50 per share and to be non-interest bearing.

6. In July 1997, the Company issued to accredited investors warrants to purchase an aggregate of 50,000 shares of Common Stock exercisable at a price of $2.00 per share and convertible promissory notes in an aggregate principal amount of $500,000. In connection therewith, the Company issued to a selling agent a warrant to purchase 25,000 shares of Common Stock and paid the selling agent commissions equal to 10% of gross proceeds and reimbursed certain expenses. In November, 1997, these notes were converted into an aggregate of 250,000 shares of Common Stock a conversion rate of $2.00 per share.

7. In October 1997, the Company issued a convertible promissory note to each of the Company's then non-employee directors in the principal amount of $5,775 and in the aggregate of $46,200. The Company repaid a total of $40,425, without interest, to seven of these non-employee directors from the proceeds of the November, 1997 equity financing, and the balance of $5,775 owed to one director was converted into 11,550 shares of Common Stock at a price of $.50 per share.

8. In November 1997, the Company issued an aggregate of 4,394,000 shares of Common Stock to accredited investors. An aggregate of 2,500,000 shares were sold at a price of $.50 per share, an aggregate of 1,790,000 shares were sold for $.56 per share, and an aggregate of 104,000 shares were issued upon cancellation of promissory notes at $.50 per share. In addition, each investor was issued a warrant to purchase one share of Common Stock at a price of $1.50 per share for each share purchased. In connection therewith, the Company paid a selling agent commissions equal to 10% of gross proceeds and reimbursed certain expenses.

9. In January 1998, the Company issued an aggregate of 4,000,000 shares of Common Stock to accredited investors. An aggregate of 2,500,000 shares were sold at a price of $.50 per share and an aggregate of 1,500,000 shares were sold for $.56 per share. In addition, each investor was issued a warrant to purchase one share of Common Stock at a price of $1.50 per share for each share purchased. In connection therewith, the Company paid a selling agent commissions equal to 10% of gross proceeds and reimbursed certain expenses.

10. In September 1998, the Company issued an aggregate of 325,000 shares of Common Stock to three accredited investors in connection with the settlement of a claim against the Company.

11. In October 1998, the Company issued 200,000 shares of Common Stock to a former officer and director of the Company in lieu of a cash bonus of $75,000.

12. In October 1998, the Company issued 260,000 shares of Common Stock to a former officer and director in lieu of a cash bonus in the amount of $65,000 pursuant to a Separation and Release Agreement between the Company and such individual.

      Except as set forth above, no underwriting commissions or discounts were paid with respect to the sales of the unregistered securities described above. In addition, all of the above sales were made in reliance on either Section 4(2) of the Securities Act as transactions by an issuer not involving any public offering or Regulation D of the Securities Act. In all such transactions, certain inquiries were made by the Company to establish that such sales qualified for such exemption from the registration requirements. In particular, the Company confirmed that with respect to the exemption claimed under Section 4(2) of the Securities Act (i) all offers of sales and sales were made by personal contact from officers and directors of the Company or other persons closely associated with the Company, (ii) each investor made representations that he or she was sophisticated in relation to this investment (and the Company has no reason to believe that such representations were incorrect), (iii) each purchaser gave assurance of investment intent and the certificates for the shares bear a legend accordingly, and (iv) offers and sales within any offering were made to a limited number of persons.

ITEM 27. EXHIBITS.

EXHIBIT NO.                           DESCRIPTION
-----------                           -----------

3.1         Amended and Restated Articles of Incorporation, as amended.

3.2         Amended and Restated Bylaws, as amended.

4.1         Form of the Company's Common Stock Certificate.

4.2         Amended and Restated Articles of Incorporation, as amended. (See
            Exhibit 3.1).

4.3         Amended and Restated Bylaws, as amended. (See Exhibit 3.2).

4.4 Form of Warrant dated December 1994 to purchase shares of Common Stock issued to investors in connection with the Company's December 1994 Private Placement.

4.5 Form of Warrant dated March 1995 to purchase 91,000 shares of Common Stock issued to Principals of Miller Johnson & Kuehn, Inc. in connection with the Company's Initial Public Offering.

4.6 Form of Warrant dated December 1995 to purchase 56,286 shares of Common Stock issued to Principals of Miller Johnson & Kuehn, Inc. in connection with the Company's December, 1995 Private Placement.

4.7 Form of Warrant dated January 1996 to purchase 29,555 shares of Common Stock issued to Principals of Miller Johnson & Kuehn, Inc. in connection with the Company's January, 1996 Private Placement.

4.8 Warrant dated May 12, 1997 to purchase 100,000 shares of Common Stock issued to Medtronic, Inc.

4.9 Form of Warrant to purchase shares of Common Stock of the Company issued to investors in connection with the July 1997 Bridge Financing.

4.10 Form of Warrant dated July 21, 1997 to purchase 29,555 shares of Common Stock to Principals of Miller Johnson & Kuehn, Inc. in connection with the Company's July 1997 Bridge Financing.

EXHIBIT NO.                           DESCRIPTION
-----------                           -----------

4.11 Form of Warrant to Purchase Common Stock of the Company issued in connection with the November 1997 Equity Financing.

5.1         Opinion and Consent of Oppenheimer Wolff & Donnelly LLP.

10.1        1993 Stock Option Plan, as amended.

10.2        Form of Incentive Stock Option Agreement for Employees.

10.3        Form of Non-Statutory Stock Option Agreement for Non-Employees.

10.4        Employee Stock Purchase Plan, as amended.

10.5        Form of Employment Agreement.

10.6        Lease Agreement with Alpha Associates, Inc. dated April 30, 1993.

10.7 Computer Software Purchase Agreement, dated July 2, 1995, between the Company, Anthony Furnary, M.D. and APF, LLC.

10.8 Investment Agreement, dated as of December 26, 1995 between the Company and Medtronic, Inc.

10.9 License and Development Agreement, dated as of December 26, 1995 between the Company and Medtronic, Inc.

10.10 Shareholder Voting Agreement, dated as of December 26, 1995, by and among the Company, Medtronic, Inc., Donna J. Edmonds, Jeffrey B. Comer, David W. Haskin and Paul D. Benson.

10.11 Employment Agreement, dated April 29, 1996, between the Company and William W. Chorske.

10.12 Stock Option Agreement, dated April 29, 1996, between the Company and William W. Chorske.

10.13       Agreement, dated June 4, 1996, between the Company and Jeffrey B.
            Comer.

10.14 Non-Statutory Stock Option Agreement, dated June 6, 1995, between the Company and Jeffrey B. Comer.

10.15       Agreement, dated June 5, 1996, between the Company and David W.
            Haskin.

10.16 Agreement, dated September 1, 1996, between the Company and William Knopf, M.D.

10.17 Non-Statutory Stock Option Agreement, dated September 1, 1996, between the Company and William Knopf, M.D.

EXHIBIT NO.                           DESCRIPTION
-----------                           -----------

10.18 Non-Statutory Stock Option Agreement, dated September 1, 1996, between the Company and Donna J. Edmonds.

10.19       Agreement, dated September 25, 1996, between the Company and Donna
            J. Edmonds.

10.20 Agreement, dated December 18, 1996, between the Company and National Jewish Center (confidential portions have been omitted and filed with the Secretary of the Commission).

10.21 Technical Support Agreement, dated as of December 18, 1996, between the Company and National Jewish Center.

10.22 Non-Statutory Stock Option Agreement, dated March 4, 1997, covering 26,000 shares between the Company and APF, LLC.

10.23 Non-Statutory Stock Option Agreement, dated March 4, 1997, covering 10,333 shares between the Company and APF, LLC.

10.24 Non-Statutory Stock Option Agreement, dated March 24, 1997, covering 550,000 shares between the Company and APF, LLC.

10.25 Master Agreement, dated March 25, 1997, among the Company, Anthony Furnary, M.D. and APF, LLC.

10.26 Modification Agreement, dated March 25, 1997, among the Company, Anthony Furnary, M.D. and APF, LLC.

10.27 Agreement, dated March 28, 1997, between the Company and The Atlanta Cardiology Group, P.C.

10.28 Convertible Subordinated Promissory Note, dated March 28, 1997, issued by the Company to The Atlanta Cardiology Group, PC.

10.29 Mutual Release, dated March 28, 1997, between the Company and The Atlanta Cardiology Group, P.C.

10.30 Note dated May 12, 1997 in the principal amount of $1,000,000 issued to Medtronic, Inc.

10.31 Employment Agreement, dated August 18, 1997, between the Company and David J. Chinsky.

10.32 Letter Agreement, dated November 10, 1997, among the Company, APF, LLC and Anthony P. Furnary, M.D.

10.33 Letter Agreement, dated November 10, 1997, between the Company and the Atlanta Cardiology Group, P.C.

EXHIBIT NO.                           DESCRIPTION
-----------                           -----------

10.34 Letter Agreement, dated November 10, 1997, between the Company and Medtronic, Inc.

10.35 Amendment to Employment Agreement, dated November 13, 1997, between the Company and David J. Chinsky.

10.36 Non-Statutory Stock Option Agreement, dated November 13, 1997, between the Company and David J. Chinsky.

10.37 Securities Purchase Agreement, dated as of November 14, 1997, among the Company and the Purchasers. Omitted from this Exhibit, as filed, are the exhibits and schedules referenced in such agreement. The Company will furnish supplementally a copy of any such exhibits and schedules to the Commission upon request.

10.38 Agreement, dated August 17, 1998, between the Company and William W. Chorske.

10.39 Restricted Stock Agreement, dated August 17, 1998, between the Company and William W. Chorske.

10.40 Separation and Release Agreement, dated as of August 26, 1998, between the Company and David J. Chinsky.

10.41 Engagement Agreement, dated as of August 20, 1998, between the Company and Manchester Financial Group, Inc.

10.42 Retainer Agreement, dated as of August 22, 1998, between the Company and Manchester Business Services, Inc.

23.1        Consent of Oppenheimer Wolff & Donnelly LLP. (Included in Exhibit
            5.1).

23.2        Consent of Independent Auditors.

24.1        Power of Attorney. (Included on Part II-9 of this Registration
            Statement).

27.1        Financial Data Schedule.

27.2        Financial Data Schedule.

ITEM 28. UNDERTAKINGS.

(a) The undersigned Registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 24 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Registration Statement on Form SB-2 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis and State of Minnesota, on November 5, 1998.

                                     LIFERATE SYSTEMS, INC.

                                     By      /s/ F.G. Hamilton
                                       -----------------------------------------
                                             F.G. Hamilton
                                             Acting Chief Executive Officer

      KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints F.G. Hamilton and Kenneth G. Tarr, and either of them, as his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and any additional Registration Statements filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on November 5, 1998.

    Signatures                      Title
    ----------                      -----

    /s/ F.G. Hamilton               Acting Chief Executive Officer
    ----------------------------    (principal executive officer)
         F.G. Hamilton

    /s/ Kenneth G. Tarr             Acting Chief Financial Officer
    ----------------------------    (principal financial and accounting officer)
         Kenneth G. Tarr

    /s/ Mark W. Sheffert            Director and Chairman of the Board
    ----------------------------
         Mark W. Sheffert

                                    Director
    ----------------------------
         Mark D. Dixon

    /s/ Daniel A. Pelak             Director
    ----------------------------
         Daniel A. Pelak

    /s/ Robert N. Riner, M.D.       Director
    ----------------------------
         Robert N. Riner, M.D.

                             LIFERATE SYSTEMS, INC.
                       REGISTRATION STATEMENT ON FORM SB-2
                                  EXHIBIT INDEX

EXHIBIT                           DESCRIPTION                             METHOD OF FILING
-------                           -----------                             ----------------
NO.
---
3.1       Amended and Restated Articles of Incorporation,         Incorporated by reference to
          as amended...........................................   Exhibit 3.1 of the Company's
                                                                  Registration Statement on Form
                                                                  SB-2 (File No. 33-89016C).

3.2       Amended and Restated Bylaws, as amended..............   Incorporated by reference to
                                                                  Exhibit 3.2 of the Company's
                                                                  Annual Report on Form 10-KSB
                                                                  for the year ended December
                                                                  31, 1995 (File No. 0-25530).

4.1       Form of the Company's Common Stock Certificate.......   Incorporated by reference to
                                                                  Exhibit 4.1 of the Company's
                                                                  Registration Statement on Form
                                                                  SB-2 (File No. 33-89016C).

4.2       Amended and Restated Articles of Incorporation,
          as amended...........................................   See Exhibit 3.1.

4.3       Amended and Restated Bylaws, as amended..............   See Exhibit 3.2.

4.4       Form of Warrant dated December 1994 to purchase         Incorporated by reference to
          shares of Common Stock issued to investors in           Exhibit 10.17 of the Company's
          connection with the Company's December, 1994            Registration Statement on Form
          Private Placement...................................    SB-2 (File No. 33-89016C).

4.5       Form of Warrant dated March 1995 to purchase            Incorporated by reference to
          91,000 shares of Common Stock issued to                 Exhibit 4.5 of the Company's
          Principals of Miller Johnson & Kuehn in connection      Registration Statement on Form
          with the Company's Initial Public Offering..........    SB-2 (File No. 333-42155).

4.6       Form of Warrant dated December 1995 to purchase         Incorporated by reference to
          56,286 shares of Common Stock issued to Principals      Exhibit 4.6 of the Company's
          of Miller Johnson & Kuehn in connection with the        Registration Statement on Form
          Company's December, 1995 Private Placement..........    SB-2 (File No. 333-42155).

EXHIBIT                           DESCRIPTION                             METHOD OF FILING
-------                           -----------                             ----------------
NO.
---
4.7       Form of Warrant dated January 1996 to purchase          Incorporated by reference to
          29,555 shares of Common Stock issued to Principals      Exhibit 4.7 of the Company's
          of Miller Johnson & Kuehn in connection with the        Registration Statement on Form
          Company's January, 1996 Private Placement...........    SB-2 (File No. 333-42155).

4.8       Warrant dated May 12, 1997 to purchase 100,000          Incorporated by reference to
          shares of Common Stock issued to Medtronic, Inc.....    Exhibit 10.2 of the Company's
                                                                  Quarterly Report on Form
                                                                  10-QSB for the quarter ended
                                                                  June 30, 1997 (File No. 0-25530).

4.9       Form of Warrant to purchase shares of Common Stock      Incorporated by reference to
          of the Company issued to investors in connection        Exhibit 4.9 of the Company's
          with the July 1997 Bridge Financing.................    Registration Statement on Form
                                                                  SB-2 (File No. 333-42155).

4.10      Form of Warrant dated July 21, 1997 to purchase         Incorporated by reference to
          29,555 shares of Common Stock to Principals of          Exhibit 4.10 of the Company's
          Miller Johnson & Kuehn in connection with the           Registration Statement on Form
          Company's July 1997 Bridge Financing................    SB-2 (File No. 333-42155).

4.11      Form of Warrant to Purchase Common Stock of the         Incorporated by reference to
          Company issued in connection with the November          Exhibit 10.2 of the Company's
          1997 Equity Financing...............................    Current Report on Form 8-K
                                                                  dated November 26, 1997 (File
                                                                  No. 0-25530).

5.1       Opinion and Consent of Oppenheimer Wolff &
          Donnelly LLP........................................    Filed herewith.

10.1      1993 Stock Option Plan, as amended..................    Incorporated by reference to
                                                                  Exhibit 99.1 to the Company's
                                                                  Registration Statement on Form
                                                                  S-8 (File No. 333-02850).

10.2      Form of Incentive Stock Option Agreement for            Incorporated by reference to
          Employees...........................................    Exhibit 10.14 to the Company's
                                                                  Registration Statement on Form
                                                                  SB-2 (File No. 33-89016C).

10.3      Form of Non-Statutory Stock Option Agreement for        Incorporated by reference to
          Non-Employees.......................................    Exhibit 10.15 to the Company's
                                                                  Registration Statement on Form
                                                                  SB-2 (File No. 33-89016C).

10.4      Employee Stock Purchase Plan, as amended............    Incorporated by reference to
                                                                  Exhibit 10.27 to the Company's
                                                                  Annual Report on Form 10-

EXHIBIT                           DESCRIPTION                             METHOD OF FILING
-------                           -----------                             ----------------
NO.
---
                                                                  KSB/A (Amendment No. 1) (File
                                                                  No. 0-25530).

10.5      Form of Employment Agreement........................    Incorporated by reference to
                                                                  Exhibit 10.1 to the Company's
                                                                  Registration Statement on Form
                                                                  SB-2 (File No. 33-89016C).

10.6      Lease Agreement with Alpha Associates, Inc. dated       Incorporated by reference to
          April 30, 1993......................................    Exhibit 10.20 to the Company's
                                                                  Registration Statement on Form
                                                                  SB-2 (File No. 33-89016C).

10.7      Computer Software Purchase Agreement, dated July 2,     Incorporated by reference to
          1995, between the Company, Anthony Furnary, M.D.        Exhibit 10.28 of the Company's
          and APF, LLC........................................    Annual Report on Form 10-KSB
                                                                  for the year ended December
                                                                  31, 1995 (File No. 0-25530).

10.8      Investment Agreement, dated as of December 26,          Incorporated by reference to
          1995, between the Company and Medtronic, Inc........    Exhibit 10.2 of the Company's
                                                                  Current Report on Form 8-K
                                                                  dated December 22, 1995 (File
                                                                  No. 0-25530).

10.9      License and Development Agreement, dated as of          Incorporated by reference to
          December 26, 1995, between the Company and              Exhibit 10.3 of the Company's
          Medtronic, Inc......................................    Current Report on Form 8-K
                                                                  dated December 22, 1995 (File
                                                                  No. 0-25530).

10.10     Shareholder Voting Agreement, dated as of December      Incorporated by reference to
          26, 1995, by and among the Company, Medtronic,          Exhibit 10.1 of the Company's
          Inc., Donna J. Edmonds, Jeffrey B. Comer, David W.      Current Report on Form 8-K
          Haskin and Paul D. Benson...........................    dated December 22, 1995 (File
                                                                  No. 0-25530).

10.11     Employment Agreement, dated April 29, 1996,             Incorporated by reference to
          between the Company and William W. Chorske..........    Exhibit 10.2 of the Company's
                                                                  Quarterly Report on Form
                                                                  10-QSB for the quarter ended
                                                                  March 30, 1996 (File No.
                                                                  0-25530).

10.12     Stock Option Agreement, dated April 29, 1996,           Incorporated by reference to
          between the Company and William W. Chorske..........    Exhibit 10.1 of the Company's
                                                                  Quarterly Report on Form
                                                                  10-QSB for the quarter ended
                                                                  March 30, 1996 (File No.
                                                                  0-25530).

EXHIBIT                           DESCRIPTION                             METHOD OF FILING
-------                           -----------                             ----------------
NO.
---
10.13     Agreement, dated June 4, 1996, between the              Incorporated by reference to
          Company and Jeffrey B. Comer........................    Exhibit 10.21 of the Company's
                                                                  Annual Report on Form 10-KSB
                                                                  for the year ended December
                                                                  31, 1996 (File No. 0-25530).

10.14     Non-Statutory Stock Option Agreement, dated June        Incorporated by reference to
          6, 1995, between the Company and Jeffrey B. Comer...    Exhibit 10.23 of the Company's
                                                                  Annual Report on Form 10-KSB
                                                                  for the year ended December
                                                                  31, 1996 (File No. 0-25530).

10.15     Agreement, dated June 5, 1996, between the              Incorporated by reference to
          Company and David W. Haskin.........................    Exhibit 10.24 of the Company's
                                                                  Annual Report on Form 10-KSB
                                                                  for the year ended December
                                                                  31, 1996 (File No. 0-25530).

10.16     Agreement, dated September 1, 1996, between the         Incorporated by reference to
          Company and William Knopf, M.D......................    Exhibit 10.1 of the Company's
                                                                  Quarterly Report on Form
                                                                  10-QSB for the quarter ended
                                                                  September 30, 1996 (File No.
                                                                  0-25530).

10.17     Non-Statutory Stock Option Agreement, dated             Incorporated by reference to
          September 1, 1996, between the Company and              Exhibit 10.3 of the Company's
          William Knopf, M.D..................................    Quarterly Report on Form
                                                                  10-QSB for the quarter ended
                                                                  September 30, 1996 (File No.
                                                                  0-25530).

10.18     Non-Statutory Stock Option Agreement, dated             Incorporated by reference to
          September 1, 1996, between the Company and Donna        Exhibit 10.29 of the Company's
          J. Edmonds..........................................    Annual Report on Form 10-KSB
                                                                  for the year ended December
                                                                  31, 1996 (File No. 0-25530).

10.19     Agreement, dated September 25, 1996, between the        Incorporated by reference to
          Company and Donna J. Edmonds.......................     Exhibit 10.28 of the Company's
                                                                  Annual Report on Form 10-KSB
                                                                  for the year ended December
                                                                  31, 1996 (File No. 0-25530).

10.20     Agreement, dated December 18, 1996, between the         Incorporated by reference to
          Company and National Jewish Center (confidential        Exhibit 10.30 of the Company's
          portions have been omitted and filed with the           Annual Report on Form 10-KSB
          Secretary the Commission)...........................    for the year ended December
                                                                  31, 1996 (File No. 0-25530).

EXHIBIT                           DESCRIPTION                             METHOD OF FILING
-------                           -----------                             ----------------
NO.
---
10.21     Technical Support Agreement, dated as of December       Incorporated by reference to
          18, 1996, between the Company and National Jewish       Exhibit 10.31 of the Company's
          Center..............................................    Annual Report on Form 10-KSB
                                                                  for the year ended December
                                                                  31, 1996 (File No. 0-25530).

10.22     Non-Statutory Stock Option Agreement, dated March       Incorporated by reference to
          4, 1997, covering 26,000 shares between the             Exhibit 10.39 of the Company's
          Company and APF, LLC................................    Annual Report on Form 10-KSB
                                                                  for the year ended December
                                                                  31, 1996 (File No. 0-25530).

10.23     Non-Statutory Stock Option Agreement, dated March       Incorporated by reference to
          4, 1997, covering 10,333 shares between the             Exhibit 10.40 of the Company's
          Company and APF, LLC................................    Annual Report on Form 10-KSB
                                                                  for the year ended December
                                                                  31, 1996 (File No. 0-25530).

10.24     Non-Statutory Stock Option Agreement, dated March       Incorporated by reference to
          24, 1997, covering 550,000 shares between the           Exhibit 10.38 of the Company's
          Company and APF, LLC................................    Annual Report on Form 10-KSB
                                                                  for the year ended December
                                                                  31, 1996 (File No. 0-25530).

10.25     Master Agreement, dated March 25, 1997, among the       Incorporated by reference to
          Company, Anthony Furnary, M.D. and APF, LLC.........    Exhibit 10.35 of the Company's
                                                                  Annual Report on Form 10-KSB
                                                                  for the year ended December
                                                                  31, 1996 (File No. 0-25530).

10.26     Modification Agreement, dated March 25, 1997,           Incorporated by reference to
          among the Company, Anthony Furnary, M.D. and            Exhibit 10.36 of the Company's
          APF, LLC............................................    Annual Report on Form 10-KSB
                                                                  for the year ended December
                                                                  31, 1996 (File No. 0-25530).

10.27     Agreement, dated March 28, 1997 between the             Incorporated by reference to
          Company and The Atlanta Cardiology Group, P.C.......    Exhibit 10.32 of the Company's
                                                                  Annual Report on Form 10-KSB
                                                                  for the year ended December
                                                                  31, 1996 (File No. 0-25530).

10.28     Convertible Subordinated Promissory Note, dated         Incorporated by reference to
          March 28, 1997, issued by the Company to The            Exhibit 10.33 of the Company's
          Atlanta Cardiology Group, P.C.......................    Annual Report on Form 10-KSB
                                                                  for the year ended December
                                                                  31, 1996 (File No. 0-25530).

10.29     Mutual Release, dated March 28, 1997, between the       Incorporated by reference to

EXHIBIT                           DESCRIPTION                             METHOD OF FILING
-------                           -----------                             ----------------
NO.
---
          Company and The Atlanta Cardiology Group, P.C.......    Exhibit 10.34 of the Company's
                                                                  Annual Report on Form 10-KSB
                                                                  for the year ended December
                                                                  31, 1996 (File No. 0-25530).

10.30     Note dated May 12, 1997 in the principal amount         Incorporated by reference to
          of $1,000,000 issued to Medtronic, Inc..............    Exhibit 10.1 of the Company's
                                                                  Quarterly Report on Form
                                                                  10-QSB for the quarter ended
                                                                  June 30, 1997 (File No.
                                                                  0-25530).

10.31     Employment Agreement, dated August 18, 1997,            Incorporated by reference to
          between the Company and David J. Chinsky............    Exhibit 10.6 of the Company's
                                                                  Current Report on Form 8-K
                                                                  dated November 26, 1997 (File
                                                                  No. 0-25530).

10.32     Letter Agreement, dated November 10, 1997,              Incorporated by reference to
          among the Company, APF, LLC and Anthony P.              Exhibit 10.3 of the Company's
          Furnary, M.D........................................    Current Report on Form 8-K
                                                                  dated November 26, 1997 (File
                                                                  No. 0-25530).

10.33     Letter Agreement, dated November 10, 1997,              Incorporated by reference to
          between the Company and the Atlanta Cardiology          Exhibit 10.4 of the Company's
          Group, P.C..........................................    Current Report on Form 8-K
                                                                  dated November 26, 1997 (File
                                                                  No. 0-25530).

10.34     Letter Agreement, dated November 10, 1997,              Incorporated by reference to
          between the Company and Medtronic, Inc..............    Exhibit 10.5 of the Company's
                                                                  Current Report on Form 8-K
                                                                  dated November 26, 1997 (File
                                                                  No. 0-25530).

10.35     Amendment to Employment Agreement, dated                Incorporated by reference to
          November 13, 1997, between the Company and              Exhibit 10.7 of the Company's
          David J. Chinsky....................................    Current Report on Form 8-K
                                                                  dated November 26, 1997 (File
                                                                  No. 0-25530).

10.36     Non-Statutory Stock Option Agreement, dated             Incorporated by reference to
          November 13, 1997, between the Company and              Exhibit 10.8 of the Company's
          David J. Chinsky....................................    Current Report on Form 8-K
                                                                  dated November 26, 1997 (File
                                                                  No. 0-25530).

10.37     Securities Purchase Agreement, dated as of
          November 14, 1997, among the Company and the

EXHIBIT                           DESCRIPTION                             METHOD OF FILING
-------                           -----------                             ----------------
NO.
---
          Purchasers. Omitted from this Exhibit, as filed, are    Incorporated by reference to
          the exhibits and schedules referenced in such           Exhibit 10.1 of the Company's
          agreement. The Company will furnish                     Current Report on Form 8-K
          supplementally a copy of any such exhibits and          dated November 26, 1997 (File
          schedules to the Commission upon request............    No. 0-25530).

10.38     Agreement, dated August 17, 1998, between the
          Company and William W. Chorske......................    Filed herewith.

10.39     Restricted Stock Agreement, dated August 17,
          1998, between the Company and William W. Chorske....    Filed herewith.

10.40     Separation and Release Agreement, dated as of
          August 26, 1998, between the Company and David J.
          Chinsky.............................................    Filed herewith.

10.41     Engagement Agreement, dated as of August 20,
          1998, between the Company and Manchester
          Financial Group, Inc................................    Filed herewith.

10.42     Retainer Agreement, dated as of August 22, 1998,
          between the Company and Manchester Business
          Services, Inc.......................................    Filed herewith.

23.1      Consent of Oppenheimer Wolff & Donnelly LLP.........    Included in Exhibit 5.1.

23.2      Consent of Independent Auditors.....................    Filed herewith.

24.1      Power of Attorney...................................    Included on page II-9 of this
                                                                  Registration Statement.

27.1.     Financial Data Schedule.............................    Filed herewith.

27.2      Financial Data Schedule ............................    Filed herewith.
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